UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Blue Foundry Bancorp

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 10, 2025

Dear Fellow Shareholder,

Thank you for your continued support of Blue Foundry Bancorp. The economic landscape in 2024, shaped by the Federal Reserve’s restrictive monetary policy, presented significant challenges for community banks nationwide including our operating subsidiary, Blue Foundry Bank. Higher interest rates constrained asset growth as many borrowers hesitated to secure funding at elevated levels, while increased short-term funding costs compressed margins on loans originated in the post-pandemic, low-rate environment.

Despite these headwinds, our Bank remained resilient, anchored by strong asset quality and prudent capital management. As of year-end 2024, our non-performing assets to total assets remained near historic lows at 0.25%, and our tangible equity to tangible assets stood at 16.1%, reinforcing the strength of our balance sheet.

Recognizing the opportunity presented by market conditions, we executed strategic share repurchases, acquiring 1.9 million shares at a weighted average price of $9.90. This initiative contributed to a 17% increase in tangible book value per share, reaching $14.74 at year end, enhancing shareholder value in a challenging operating environment.

Operational efficiency remained a key focus for us in 2024. Despite inflationary pressures, our non-interest expenses increased by only 2%, due to disciplined cost management. Managing our largest expense categories – compensation, real estate, and technology – remains critical to our long-term success.

Investing in Our People

Our employees are our most valuable asset, and investing in their development is an investment in our future. Approximately 40% of our employees are frontline bankers, dedicated to delivering best-in-class service and focusing on deepening customer relationships.

The remaining 60% of our workforce provides essential operational and strategic support, ensuring the seamless execution of our banking services. Their expertise in risk management, technology, and customer support is critical to maintaining our strong foundation and driving sustainable performance.

Risk Infrastructure

Risk management is a fundamental pillar of our institution, ensuring the Bank remains resilient in an evolving financial landscape. We continue to invest in our risk infrastructure and capabilities to proactively identify, assess, and mitigate risks as they emerge. In 2024, we strengthened our leadership team by hiring a Chief Risk Officer with extensive banking risk management experience.

Optimizing Our Real Estate Portfolio

Our branch footprint remained stable in 2024, consisting of 20 branch locations in addition to our administrative headquarters. Each branch location presents opportunities to expand market share and enhance customer relationships, reinforcing our commitment to community-based banking.

Enhancing Technology for Efficiency and Growth

Through proactive contract management and process optimization, we successfully reduced technology costs by 8% year over year. At the same time, we continued to invest in innovative solutions that enhance customer experience and streamline internal operations, ensuring we remain competitive in an evolving digital banking landscape.

Blue Foundry Bancorp | 2025 Proxy Statement	i

Letter to Shareholders

Supporting our Communities

Focusing on the well-being of our communities is an important part of who we are. Our employees give their time and talent to serve the local neighborhoods, while the Blue Foundry Charitable Foundation provides the financial resources to support worthy causes throughout our communities. Since 2021, we have supported over 184 organizations in the areas of Affordable Housing, Education, Health and Human Services and Youth Programs with grants of approximately $1.4 million.

Positioning for the Future

As we move forward, our strategic priorities remain clear:

•	Strategic Growth: Expanding our commercial banking presence while maintaining strong asset quality.

•	Enhancing Profitability: Strengthening our Net Interest Margin through disciplined balance sheet management.

•	Expense Control: Leveraging technology and operational efficiencies to maintain a stable cost structure.

•	Talent & Leadership: Developing our workforce and further strengthening our leadership team.

•	Community Commitment: Supporting the communities we serve through responsible lending and engagement initiatives.

The management team’s commitment to disciplined financial management, operational efficiency, and customer-centric banking will position us well for the future. We remain confident in our ability to navigate the evolving banking landscape and drive sustainable long-term growth.

Our Board of Directors provides outstanding direction, support and guidance. In 2024, we welcomed a new director who further enhances our Board by bringing substantial executive expertise in public banking as well as in cybersecurity oversight.

On behalf of the Board of Directors, the management team and our employees, I would like to thank you for being a shareholder of Blue Foundry Bancorp. We appreciate your confidence, trust and commitment and we look forward to another year of progress and opportunity.

James D. Nesci President and CEO Member, Board of Directors

ii	Blue Foundry Bancorp | 2025 Proxy Statement

Blue Foundry Bancorp	19 Park Avenue Rutherford, New Jersey 07070 (201) 939-5000
Notice of Annual Meeting of Shareholders TO BE HELD ON MAY 15, 2025

April 10, 2025

To Our Shareholders:

Notice is hereby given that the 2025 Annual Meeting of Shareholders of Blue Foundry Bancorp will be held via live webcast only on May 15, 2025, at 10:00 a.m., Eastern Time. To participate in the meeting you must register by visiting www.virtualshareholdermeeting.com/BLFY2025 and entering the 16 digit control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

MEETING AGENDA	BOARD RECOMMENDATION

1. The election of the four nominees for director specified in the accompanying proxy statement;	FOR ALL NOMINEES

2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2025;	FOR

3. Shareholder Non-Binding Proposal Recommending Sale or Merger of the Company, if properly presented; and	AGAINST

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 24, 2025 are the shareholders entitled to vote at the annual meeting, and any adjournments thereof.

Each shareholder is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. Any proxy given by the shareholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Corporate Secretary of Blue Foundry Bancorp a written revocation or a duly executed proxy card bearing a later date. Any shareholder present at the virtual annual meeting may revoke his or her proxy and vote personally on each matter brought before the annual meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote online at the annual meeting. Virtual attendance at the annual meeting will not in itself constitute revocation of your proxy.

If you have any questions regarding this information or the proxy materials, please call Elyse D. Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary for the Company at (201) 939-5000; or Georgeson at (866) 441-6116.

By Order of the Board of Directors

Important: the prompt return of the proxies will save the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Elyse D. Beidner Corporate Secretary
Rutherford, New Jersey

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2025.

The proxy statement, including the notice of the annual meeting of shareholders, and Blue Foundry Bancorp’s annual report on Form 10-K for the year ended December 31, 2024 are each available on the internet at www.virtualshareholdermeeting.com/BLFY2025.

Blue Foundry Bancorp | 2025 Proxy Statement

Blue Foundry Bancorp	19 Park Avenue Rutherford, New Jersey 07070 (201) 939-5000
Proxy Statement

Annual Meeting of Shareholders

MEETING INFORMATION
DATE AND TIME:	LOCATION:	RECORD DATE:

Thursday, May 15, 2025 10:00 a.m., Eastern Time	Virtual Meeting: This year’s meeting is a virtual shareholders meeting at www.virtualshareholdermeeting.com/BLFY2025	March 24, 2025

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of the Company is soliciting your proxy for use at the Company’s annual meeting to be held via live webcast only on May 15, 2025, at 10:00 a.m., Eastern Time, and at such other meeting upon any postponements or adjournments thereof. Only holders of record of shares at the close of business on March 24, 2025 (the “Record Date”) will be entitled to notice of and to vote at the annual meeting or such other meeting upon any adjournments or postponements thereof. As of the Record Date, there were 22,096,649 shares issued and outstanding, and entitled to vote, as further described in this Proxy Statement.

We intend to mail these proxy materials, including the proxy card, on or about April 10, 2025, to all shareholders of record entitled to vote at the annual meeting.

Blue Foundry Bancorp | 2025 Proxy Statement	1

Proxy Statement

What proposals are to be presented at the Annual Meeting and what are the Board’s voting recommendations?

As described in further detail later in this Proxy Statement, the purpose of the annual meeting is to consider and vote upon the following proposals. The Board’s recommendation on each of the proposals is indicated below.

PROPOSAL		BOARD RECOMMENDATION

Management Proposals

PROPOSAL 1	Election of four nominees for director for a term to end as of the 2027 annual meeting and until their successors are duly elected and qualified.	FOR ALL NOMINEES

PROPOSAL 2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR

Shareholder Proposal

PROPOSAL 3	Shareholder non-binding proposal recommending sale or merger of the Company.	AGAINST

As of the date of the Notice of Annual Meeting, we knew of no other matters to be presented at the annual meeting.

How do I vote?

The Company encourages shareholders to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card in advance of the Annual Meeting, even if you plan to attend the virtual Annual Meeting.

The Company’s Certificate of Incorporation provides that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

What is the required vote to approve each proposal?

In accordance with the bylaws of the Company, directors are elected by a plurality of votes cast. Proxies marked “WITHHELD” and broker non-votes will have no effect on the election of a director.

As to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025, by checking the appropriate box, a shareholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the matter. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

As to the approval of the shareholder proposal, by checking the appropriate box, a shareholder may: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the matter. The approval of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

How many shares must be present to conduct the Annual Meeting?

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. A broker non-vote, as further explained below, occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

2	Blue Foundry Bancorp | 2025 Proxy Statement

Proxy Statement

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered in your name on the Record Date, you are a shareholder of record. When you properly vote in accordance with the instructions provided on the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your bank, broker or other nominee (also referred to herein as a “Broker”), which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your Broker is the shareholder of record for your shares. As the holder of record, only your Broker is authorized to vote or grant a proxy for your shares. If your shares are held in “street name,” you should follow the instructions on your voting instruction form and provide specific instructions to your Broker on how to vote the shares they hold for you.

What is a “Broker Non-Vote”?

A broker non-vote occurs when a Broker submits a proxy on behalf of a beneficial owner for the annual meeting but does not vote on a particular proposal because such Broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers have discretionary authority to vote on routine matters, such as the ratification of auditors, but do not have discretionary authority to vote on non-routine matters. Broker non-votes (like abstentions and withheld votes) are counted as present for purposes of determining a quorum.

Such Broker has the discretion to vote your shares only on “routine” matters without your voting instructions, but not on non-routine matters such as Proposal 1 (Election of Directors) and Proposal 3 (Shareholder Proposal). Proposal 2 (Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025) is considered a routine matter. For the proposals to be presented at the Annual Meeting that are considered “non-routine”, Brokers will not have discretionary authority to vote your shares with respect to those proposals. Therefore, it is important that you instruct your Broker how to vote your shares. We encourage you to instruct your Broker to vote your shares by following the instructions shown on the enclosed voting instruction form.

If you are a shareholder of record with respect to shares on the Record Date, you may vote by one of the following four options:

•

Vote via the Internet. Go to the web address specified on the enclosed proxy card and follow the instructions indicated on the site. Your vote by Internet authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

•

Vote by Telephone. On a touch-tone phone, dial the number indicated on the enclosed proxy card and follow the voice prompts. Have your proxy card available for reference when you call, and follow the voting instructions to vote your shares. Your vote by telephone authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

•	Vote by Proxy Card. Complete, sign and date the enclosed proxy card and return it in the postage pre-paid envelope provided.

•	Vote in Person. Complete a ballot at the virtual annual meeting.

If you submit a proxy card to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board stated in this Proxy Statement. If the proxy card is signed and returned without direction, your shares will be voted FOR the director nominees proposed by the Board, and FOR Proposal 2 and AGAINST Proposal 3. If any other matters are properly presented at the annual meeting for consideration, then the persons named as the Company’s designated proxies will be voted as determined by the Board.

Even if you plan to attend the virtual annual meeting, we encourage you to vote your shares in advance via the Internet, by telephone or by signing, dating and returning your proxy card.

If your shares are held by a Broker in “street name,” please follow the instructions you receive from your Broker to vote your shares. You may need to contact your Broker to determine whether you will be able to vote electronically via the Internet or by telephone. If you want to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/BLFY2025; press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Blue Foundry Bancorp | 2025 Proxy Statement	3

Proxy Statement

If you return your proxy by mail, please ensure you leave enough time for your proxy to be mailed and received by the inspector of election. Also note that if your shares are held through a Broker, such entity may have even earlier deadlines by which to submit your vote. Please follow their instructions accordingly.

Whether or not you plan to attend the virtual annual meeting, please vote promptly by Internet or telephone by following the instructions set forth on the enclosed proxy card or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Your promptness in voting using the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the virtual annual meeting even if you cannot attend the virtual meeting.

We are encouraging shareholders to submit their proxies electronically (by Internet or by telephone) if possible.

If you return your proxy card by mail or vote by telephone or Internet, you may nevertheless attend the virtual annual meeting and vote your shares in person.

What do I need for admission to attend the Annual Meeting?

If you were a shareholder as of the close of business on March 24, 2025 you may attend the meeting. As a registered shareholder, you received a proxy card with this proxy statement. The proxy card contains instructions on how to attend the virtual annual meeting, including the website along with your control number. You will need your control number for access.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the annual meeting. If you want to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/BLFY2025; press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

In order to attend the Annual Meeting, you must visit www.virtualshareholdermeeting.com/BLFY2025. Upon entry of your 16-digit control number and other required information, you will receive further instructions via email that provides you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your proxy card. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process.

Only the latest-dated, validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions under “Can I change my vote?” below. If you have any questions regarding this information or the proxy materials, please call Elyse D. Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary for the Company at (201) 939-5000; or Georgeson at (866) 441-6116.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted FOR each of the four nominees for director, FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 and AGAINST the shareholder proposal that is to be presented at the annual meeting. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as determined by a majority of the Board.

Can I change my vote?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•	submitting a valid, later dated proxy card in a timely manner that is received no later than the time of the commencement of the annual meeting;

4	Blue Foundry Bancorp | 2025 Proxy Statement

Proxy Statement

•	submitting a later dated vote by telephone or through the Internet in a timely manner (and in any event no later than the commencement of the annual meeting);

•	giving written notice of such revocation to the Company’s Corporate Secretary, which written notice is received prior to the time of the commencement of the annual meeting; or

•	attending and voting at the virtual annual meeting (although attendance at the annual meeting will not by itself revoke a proxy without also voting).

If your shares are held by a Broker in “street name” and you wish to revoke a proxy, you should contact your Broker and follow its procedures for changing your voting instructions. You also may vote at the virtual annual meeting to revoke an earlier proxy if you provide an executed proxy from your Broker indicating that you were the beneficial owner of the shares on the Record Date, and that such Broker is giving you its proxy to vote the shares.

If you submit more than one proxy, only the latest dated validly executed proxy that you submit will count.

How can I find out the results of the voting at the annual meeting?

We expect to report the preliminary voting results of the annual meeting within four business days following the annual meeting in a Current Report on Form 8-K. Once the independent inspector of election has determined the final voting results of the annual meeting, we will file an amendment to the Current Report on Form 8-K reporting the final voting results within four business days following such determination.

Who will pay the costs of solicitation?

The Company will pay all expenses in connection with the solicitation of proxies for the annual meeting. To aid in the solicitation of proxies in conjunction with the annual meeting, the Company has retained Georgeson and will pay a base fee of $13,500, plus reimbursement of reasonable out-of-pocket expenses and certain incremental costs, for its proxy solicitation services. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services.

Georgeson may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. If so, the Company will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our common stock.

What if I own shares of the Company via the ESOP or the 401(k) Plan?

If you participate in the Blue Foundry Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a proxy card for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the terms of the trust agreement, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. If you hold shares of common stock in the 401(k) Plan, you will receive a proxy card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your ESOP and 401(k) proxy card is May 8, 2025 at 11:59 p.m., Eastern Time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m., Eastern Time, on May 8, 2025.

Blue Foundry Bancorp | 2025 Proxy Statement	5

Proxy Statement

Why did I receive multiple copies of the proxy card and proxy materials?

If you receive more than one package of our proxy materials including the proxy card, it may mean that you have multiple accounts holding your common shares. These may include accounts with our transfer agent and accounts with a Broker. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the proxy card and any voting instruction card from your Broker that you received to ensure that all of your shares are voted.

How can I get assistance with questions relating to the proxy or voting?

If you have any questions regarding this information or the proxy materials, please call Elyse D. Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary for the Company at (201) 939-5000; or Georgeson at (866) 441-6116.

6	Blue Foundry Bancorp | 2025 Proxy Statement

Proxy Statement

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

PRINCIPAL HOLDERS

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the SEC regarding such ownership. The following table sets forth, as of March 24, 2025, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 19 Park Avenue, Rutherford, New Jersey 07070.

	Shares of Common Stock Beneficially Owned as of the Record Date(1)		Percent of Shares of Common Stock Outstanding(2)

Persons Owning Greater than 5%

T. Rowe Price Investment Management, Inc. 100 East Pratt Street Baltimore, MD 21201	2,846,896	(3)	12.88%

Blue Foundry Bank Employee Stock Ownership Plan Trust 19 Park Avenue Rutherford, NJ 07070	2,259,563	(4)	10.23%

Driehaus Capital Management LLC 25 East Erie Street Chicago, IL 60611	1,707,776	(5)	7.73%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,690,501	(6)	7.65%

Directors

J. Christopher Ely	110,933	(7)	*

Robert T. Goldstein	118,454	(8)	*

Kenneth Grimbilas	143,749	(9)	*

Elizabeth Varki Jobes, Esq.	31,129	(10)	*

Patrick H. Kinzler	124,897	(11)	*

John F. Kuntz, Esq.	21,255		*

Mirella Lang	91,332	(12)	*

James D. Nesci	424,827	(13)	1.92%

Jonathan M. Shaw	121,046	(14)	*

Executive Officers who are not Directors

Kelly Pecoraro	127,920	(15)	*

Aleksander Malkiman	46,887	(16)	*

All directors and executive officers as a group (15 persons)			5.34%

*	Less than 1%.

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person or entity is deemed to be the beneficial owner, for purposes of this table, of any shares of Blue Foundry Bancorp common stock if they have shared voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from March 24, 2025. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Blue Foundry Bancorp common stock.

(2)	Based on a total of 22,096,649 shares of common stock outstanding as of March 24, 2025.

(3)	As disclosed in Schedule 13F filed with the SEC on February 14, 2025.

(4)	As disclosed in Schedule 13G filed with the SEC on February 14, 2025.

Blue Foundry Bancorp | 2025 Proxy Statement	7

Proxy Statement

(5)	As disclosed in Schedule 13F filed with the SEC on February 14, 2025.

(6)	As disclosed in Schedule 13F filed with the SEC on February 7, 2025.

(7)	Includes 10,366 shares held in an individual retirement account and 42,784 vested options.

(8)	Includes 8,500 shares held in an individual retirement account, 27,887 shares held in a 401(k) Plan and 42,784 vested options.

(9)	Includes 41,117 shares held in an individual retirement account and 42,784 vested options.

(10)	Includes 9,627 vested options.

(11)	Includes 4,853 shares held in individual retirement accounts, 3,349 shares held in a Roth individual retirement accounts and 42,784 vested options.

(12)	Includes 42,784 vested options.

(13)

Includes 36,882 shares held in an individual retirement account, 8,500 shares held in our 401(k) Plan, 9,375 shares allocated under the Blue Foundry Bank’s ESOP, 129,029 unvested restricted stock awards, 57,045 unvested performance awards and 162,986 vested options.

(14)	Includes 14,238 shares held in an individual retirement account, 9,100 shares held by his spouse’s individual retirement account, 116 held as custodian for his child and 42,784 vested options.

(15)	Includes 4,086 shares allocated under the Blue Foundry Bank’s ESOP, 39,583 unvested restricted stock awards, 22,500 unvested performance awards and 50,572 vested options.

(16)	Includes 3,881 shares allocated under the Blue Foundry Bank’s ESOP, 15,922 unvested restricted stock awards, 6,250 unvested performance awards and 19,656 vested options.

8	Blue Foundry Bancorp | 2025 Proxy Statement

Election of Directors

Our Board of Directors is comprised of nine members. Our Bylaws provide for declassification of the Board such that directors whose terms expire at this 2025 Annual Meeting shall be elected for a two-year term so that their terms expire at the 2027 annual meeting of shareholders and until such directors’ successors shall have been elected and qualified.

Four directors have been nominated for election at the Annual Meeting to serve for a two-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated Elizabeth Varki Jobes, Patrick Kinzler, Mirella Lang and James D. Nesci to serve as directors for two-year terms. Each nominee is currently a director of Blue Foundry Bancorp.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. Shares represented by properly executed proxies will be voted in favor of these persons unless contrary instructions are provided. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2024, and term as a director includes service with Blue Foundry Bank (the “Bank”).

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes and skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Blue Foundry Bancorp is also a director of the Bank.

Blue Foundry Bancorp | 2025 Proxy Statement	9

Proposal 1: Election of Directors

DIRECTOR INFORMATION

J. Ely	R. Goldstein	K. Grimbilas	E. Jobes	P. Kinzler	J. Kuntz	M. Lang	J. Nesci	J. Shaw
Tenure (years)	28	10	28	2	13	1	5	6	15
Experience									
Finance & Accounting: Experience in finance, accounting or audit	✔	✔	✔	✔	✔	✔	✔	✔	✔
Financial Services: Experience in financial services, capital markets, investment banking	✔	✔	✔		✔	✔	✔	✔	✔
Innovation, Technology, and Cyber: Experience with information technology, cyber security or digital technology					✔	✔		✔	✔
Market Knowledge: Knowledge of the markets we serve, including commercial real estate and small business	✔	✔	✔		✔	✔		✔	✔
Executive Experience / Leadership: Experience as an executive or leader of a public or private organization	✔	✔	✔	✔	✔	✔	✔	✔	✔
Risk: Experience with risk management			✔	✔	✔	✔	✔	✔	✔
Legal, Regulatory, or Compliance: Experience with legal, regulatory, or compliance related matters	✔	✔	✔	✔	✔	✔	✔	✔	✔
Human Capital Management: Experience with human resources matters including diversity, equity, and inclusion	✔	✔	✔	✔	✔	✔	✔	✔	✔
Philanthropic / Charitable: Community involvement or engagement with non-profit organizations	✔		✔	✔	✔	✔	✔	✔	✔

10	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

DIRECTORS

The Board of Directors currently consists of nine (9) members and is divided into three classes, with one class of directors elected each year until 2027 when the Board becomes declassified. The following table states our directors’ names, their ages as of December 31, 2024, the years when they began serving as directors of Blue Foundry Bank and the years when their current terms expire.

Name	Position(s) Held With Blue Foundry Bancorp and Blue Foundry Bank	Age	Director Since	Current Term Expires

J. Christopher Ely	Vice Chairman	68	1997	2026

Robert T. Goldstein	Director	62	2015	2026

Kenneth Grimbilas	Chairman of the Board	71	1997	2027

Elizabeth Varki Jobes, Esq.	Director	58	2023	2025

Patrick H. Kinzler	Director	66	2012	2025

John F. Kuntz, Esq.	Director	69	2024	2026

Mirella Lang	Director	46	2020	2025

James D. Nesci	President, Chief Executive Officer and Director	52	2019	2025

Jonathan M. Shaw	Director	59	2010	2027

Blue Foundry Bancorp | 2025 Proxy Statement	11

Proposal 1: Election of Directors

The nominees for director are:

Elizabeth Varki Jobes, Esq.

AGE: 58 DIRECTOR SINCE: 2023 POSITION: Director

Elizabeth Jobes is Chief Compliance Officer at Immunocore, having joined in January 2024. Most recently, Ms. Jobes worked at Amryt Pharmaceuticals which was sold in 2023. She has also had Compliance Officer roles at EMD Serono, Spark Therapeutics, Auxilium Pharmaceuticals, Adolor Inc. and Cephalon Inc. Ms. Jobes is a board member of Blue Foundry Bank and a past board member of Eyam Vaccines and Immunotherapeutics, and Ampio Pharmaceuticals.

Ms. Jobes obtained her J.D. from Rutgers School of Law and a Bachelor of Arts in Foreign Service and International Politics from Pennsylvania State University, State College PA.

Ms. Jobes is a member of the South Asian Bar Association and is a past board member of Women’s Way and Support Center for Child Advocates.

Ms. Jobes’ years of combined legal and compliance experience leading large, global companies, as well as her service on a public board, brings additional perspective to our Board of Directors.

Patrick H. Kinzler

AGE: 66 DIRECTOR SINCE: 2012 POSITION: Director

Patrick H. Kinzler has been Managing Principal at HLW International LLP, an architectural firm, since 2006. His areas of responsibility include Finance, Legal, and Information Technology. Mr. Kinzler served as Treasurer of KPMG Consulting / BearingPoint from January 2000 until December 2005. From 1997 until 2000, Mr. Kinzler served as Assistant Treasurer of SmithKline Beecham. Mr. Kinzler began his corporate career in 1986 with PNC Financial Corp., first in the credit training program and then as a Corporate Banker in PNC’s New York office. His last position was a Manager of Large Corporate Banking in the New Jersey marketplace. Mr. Kinzler received a Bachelors degree in Business Administration and Accounting from Shippensburg State University and an MBA in Finance from Temple University.

Mr. Kinzler’s valuable experience in banking and corporate treasury greatly assists the Board of Directors with its assessment of our risk management efforts and operational needs.

12	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

Mirella Lang

AGE: 46 DIRECTOR SINCE: 2020 POSITION: Director

Mirella Lang leads institutional capital formation at ITE Management, an alternative asset management firm. Ms. Lang is a business development leader with over 20 years of experience in institutional investment management, investment banking and financial institutions across the US. She was most recently a Managing Director on AQR’s Business Development team, leading fundraising and investor relations with large institutional investors and strategic clients of the firm. Prior to AQR, Ms. Lang was a Director in the Financial Institutions Group in the investment banking division at UBS, and earlier at Merrill Lynch & Co. While in investment banking, Ms. Lang advised banks, asset management and insurance companies on corporate initiatives, such as M&A, capital raising, restructuring, and leveraged buyouts.

She earned a Bachelor of Science in Accounting from Washington & Lee University, summa cum laude and Phi Beta Kappa, and received an MBA from the University of California at Berkeley’s Haas School of Business. Ms. Lang serves on the Board of ASSIST, a non-profit organization focused on high school exchange education for exceptionally gifted international students.

Ms. Lang’s experience with investment management, investment banking and the financial institutions industry brings valuable skills to our board.

James D. Nesci

AGE: 52 DIRECTOR SINCE: 2019 POSITION: President, Chief Executive Officer and Director

James D. Nesci serves as President and Chief Executive Officer of Blue Foundry Bank, a position he has held since 2018. In addition, he is a board member of the New Jersey Bankers Association.

Mr. Nesci has been instrumental in developing the Blue Foundry brand. Prior to his role at Blue Foundry Bank, he served as Head of National Sales for TD Bank’s $20 billion U.S. wealth management business. Before joining TD Bank, Mr. Nesci served as Executive Vice President and Chief Wealth Management Officer of Provident Bank and was President of Beacon Trust, a wholly owned subsidiary of Provident Bank. Prior to this, Mr. Nesci was Chief Operating Officer with Wilmington Trust Company, National Wealth Management.

Mr. Nesci earned two separate MBAs from Columbia Business School and the London Business School, respectively, as well as a Bachelors degree in Business Administration in Finance from Hofstra University in New York. He also has received his Fellowship certificate from the National Association of Corporate Directors (NACD).

Mr. Nesci’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Blue Foundry Bancorp | 2025 Proxy Statement	13

Proposal 1: Election of Directors

The following directors have terms ending at the 2026 Annual Meeting of Shareholders:

J. Christopher Ely

AGE: 68 DIRECTOR SINCE: 1997 POSITION: Vice Chairman

J. Christopher Ely has been a Director of Blue Foundry Bank for over 25 years. Mr. Ely, a licensed real estate agent, is President of One Madison Management Corp., a real estate management and consulting firm that serves the needs of residential, commercial and industrial property owners in Northern New Jersey.

He received a Bachelor of Science degree in Business Administration/Accounting from Montclair State College, began his career with Price Waterhouse and Co. and earned his Certified Public Accounting license. He serves as an Assistant Treasurer for the Glen Ridge Congregational Church.

Mr. Ely chairs the Audit Committees of both the Company and Blue Foundry Bank.

Mr. Ely provides the Board of Directors with extensive knowledge of accounting, real estate and small business management matters.

Robert T. Goldstein

AGE: 62 DIRECTOR SINCE: 2015 POSITION: Director

Robert T. Goldstein currently serves as the Group Benefit Specialist at Astorino Financial Group, Inc. having, previously been an Investment Advisory Representative at the firm. Prior to those positions, he was the President and Owner of R.J. Goldstein & Associates, Inc., an employee benefits consulting and brokerage firm, which he sold to World Insurance Associates, LLC (WIA) in 2017. He remains a Principal at WIA.

Mr. Goldstein received his Bachelor of Science in Mathematics from Fairfield University. He also has received his Fellowship certificate from the NACD.

Mr. Goldstein offers a valuable perspective and experience with respect to human capital and employee benefits matters as well as with respect to developing a successful business.

14	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

John F. Kuntz, Esq.

AGE: 69 DIRECTOR SINCE: 2024 POSITION: Director

John F. Kuntz, Esq. joined the Board in July 2024. Prior to joining the Company, Mr. Kuntz held many executive roles at Provident Bank and its parent company, Provident Financial Services, Inc. During his tenure there, he served as General Counsel and Corporate Secretary of the parent company. Most recently, he served as Senior Executive Vice President and Chief Administrative Officer of Provident Bank where he managed several departments, including Loan and Deposit Operations, Credit, Facilities, Marketing, Human Resources and Information Technology. Mr. Kuntz participated in a number of transactions while at Provident, including taking that bank public and acquiring five banks and three wealth management companies. Mr. Kuntz also served as corporate secretary of The Provident Bank Foundation and was a member of the Board of Directors of Beacon Trust Company, a full-service wealth management company.

Mr. Kuntz was a member of the American Bankers Association General Counsels Group and the Society for Corporate Governance. He obtained his J.D. from New York Law School, his B.A. degree from Fairfield University and is licensed to practice law in both New Jersey and New York. Through the NACD, Director Kuntz has been certified in cybersecurity oversight by Carnegie Mellon University Software Engineering Institute.

Mr. Kuntz’s extensive knowledge and experience in financial, legal, operational and administrative matters and his invaluable leadership skills provides additional perspective and depth to the Board of Directors.

Blue Foundry Bancorp | 2025 Proxy Statement	15

Proposal 1: Election of Directors

The following directors have terms ending at the 2027 Annual Meeting of Shareholders:

Kenneth Grimbilas

AGE: 71 DIRECTOR SINCE: 1997 POSITION: Chairman of the Board

Kenneth Grimbilas is the Chairman of Blue Foundry Boards of Directors and has served as a Director for over 20 years. Mr. Grimbilas is the Chief Executive Officer of Tornqvist, Inc., a boutique fabrication and machine shop that has served many clients in the pharmaceuticals, government, transportation, aerospace, entertainment, and consumer goods industries. In addition, Mr. Grimbilas has been a member of the board of the Chilton Memorial Hospital Foundation, now Chilton Medical Center, part of Atlantic Health.

Mr. Grimbilas’ success in developing and sustaining a manufacturing business in New Jersey provides the Board of Directors with knowledge of business and operational matters as well as the Northeastern New Jersey market area.

Jonathan M. Shaw

AGE: 59 DIRECTOR SINCE: 2010 POSITION: Director

Jonathan M. Shaw is President and Owner of Salon Development Corp, a regional chain of hair salons founded in 1964, and President and Owner of Lemon Tree Development, the national franchisor of Lemon Tree Hair Salons. Mr. Shaw received a Bachelor of Science from Syracuse University. He also has received his NACD Fellowship certificate.

Mr. Shaw’s experience as a business owner and entrepreneur offers a valuable perspective on developing a successful business as well as the challenges and risks an organization may face as it grows its product offerings and markets into new areas.

16	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kelly Pecoraro, age 56, has been our Executive Vice President and Chief Financial Officer since May 2022. Prior to joining Blue Foundry Bank, Ms. Pecoraro served as Executive Vice President, Chief Accounting Officer and Comptroller from January 2019 until April 2022 at Investors Bank, Short Hills, New Jersey, when Investors Bank was acquired by Citizens Financial Group, Inc. Ms. Pecoraro joined Investors Bank in May 2005 as part of the Financial Reporting team, holding various positions prior to becoming the Chief Accounting Officer in January 2010. Prior to joining Investors Bank, Ms. Pecoraro served as an audit professional at KPMG LLP. Ms. Pecoraro received a Bachelor’s degree in Accounting from St. Peter’s College.

Elyse D. Beidner, age 71, has been our Executive Vice President and Chief Legal Officer since 2004. Prior to joining Blue Foundry Bank, Ms. Beidner gained more than 25 years of experience providing legal support for various financial institutions including JP Morgan Chase and Bank of America. She earned her Bachelor’s degree in French and Spanish from Goucher College, her Juris Doctor degree from Widener University School of Law, and her Masters in Corporate Law from New York University School of Law.

Aleksander Malkiman, age 50, has been our Executive Vice President and Chief Technology Officer since March 2022. Prior to joining Blue Foundry Bank, Mr. Malkiman acted as the Executive Director and Head of IT Infrastructure and Security at CIFC Asset Management and as Director of Global Infrastructure and Client Services at ITG. Mr. Malkiman earned a Bachelor of Science in Computer and Information Science from Brooklyn College, and later earned an MBA in Information Systems Management and Financial Management from the Lubin School of Business at Pace University.

Keith D. Owes, age 49, began his role as Executive Vice President and Chief Risk Officer in September 2024. Prior to joining Blue Foundry Bank, he acted as Chief Risk Officer at the Bancorp Bank, NA and held various senior management positions at Merrill Lynch and Bank of America. Mr. Owes brings over 20 years of extensive experience in enterprise risk and organization management, coupled with comprehensive, hands-on experience in process optimization, third-party vendor management, cybersecurity and strategic planning and implementation. Mr. Owes received a Bachelor’s degree in Business Management from Howard University.

Thomas Packwood, age 59, has been our Senior Vice President and Chief Audit Executive since 2011. Prior to joining Blue Foundry Bank, Mr. Packwood held senior positions at Deloitte, U.S.B. Holding Co., USA Bank, and RSM US LLP. Mr. Packwood received a Bachelor’s degree in Accounting from Villanova University and is a Certified Public Accountant. Additionally, he invented and implemented a patented quarterly Risk Assessment and Management System.

Acela Roselle, age 64, has been our Executive Vice President and Human Resources Director since 1999. Ms. Roselle attended The Wood Business School in New York and obtained a SHRM PHR Certification through Fairleigh Dickinson University in 2000.

Blue Foundry Bancorp | 2025 Proxy Statement	17

Proposal 1: Election of Directors

Corporate Responsibility Matters

We recognize and are committed to our corporate responsibility to conduct business in a sustainable and appropriate manner. We deeply care about the communities in which we operate. We believe this commitment and focus supports long-term shareholder value.

The Bank conducts its business activities with a view to ensuring that the interests of all stakeholders, including shareholders, employees, customers, and communities, are considered. Sustainability matters are discussed at the Board’s Nominating and Corporate Governance Committee, the Bank’s Executive Leadership Committee and the management Sustainability Committee, where ideas and actions are generated and monitored. The Company also coordinates regularly with the Blue Foundry Charitable Foundation to provide joint participation in community service projects.

The Bank has traditionally prioritized a highly engaged and diverse employee base serving its communities and customers in a safe, prudent and risk-disciplined manner. It has developed robust enterprise risk management and compliance functions that include cybersecurity and privacy policies. It maintains strong and proactive relationships with its state and federal regulators.

We have continued to focus on several key priorities as part of our sustainability initiatives:

•	Business ethics are of manifest importance to us. Every director and employee is expected to comply with the Code of Conduct and recertifies their compliance on an annual basis.

•

Safeguarding the privacy of customer data has always and continues to be a significant focus. The Bank continues to allocate significant resources to the most current technology, including data protection and training and testing related to cyber security and data privacy. To that end, we have implemented a strong, multi-layered perimeter to safeguard customer data. We regularly conduct tests to ensure that staff remain vigilant with respect to Company and customer information privacy. In addition, we regularly monitor the adequacy of our consumer financial protection measures.

•

To combat cybersecurity threats, training and education is frequently provided to the Board as well as employees so that they remain aware of possible threats to Company and customer information privacy. Through the National Association of Corporate Directors, Director Kuntz, the newest member of the Company’s Board of Directors, has been certified in cybersecurity oversight from the Carnegie Mellon University Software Engineering Institute.

•

To protect our customers and all constituents in our communities, our Security Department officers regularly address financial fraud, providing suggestions and methods for safeguarding customers’ financial assets.

•

Diversity of the Board is important. The Nominating and Corporate Governance Committee continually assesses the diverse attributes (such as geographic, professional, demographic) as well as skill sets of the existing Board and identifies opportunities for expanding its skill set. Board-level discussions remain a continuing agenda item. While the Committee does not have a formal policy or specific guidelines regarding board diversity, applicable laws, rules, and listing standards are monitored regularly to ensure the Board’s ongoing compliance.

Being a “solid citizen” was and has always been an integral part of the Bank’s core principles. We have always operated with our customers, communities, employees and shareholders top of mind: the Company eliminated corporate-owned vehicles; digitized records enterprise-wide to reduce the amount of paper utilized; minimized reliance on printers through increased use of technology; converted to electronic statements to reduce the number of paper statements generated and disseminated to customers thereby saving paper and emissions from equipment and delivery channels; and increased waste-management and recycling efforts in its premises.

The administrative headquarters were designed with a focus specifically geared toward sustainability. Similar initiatives have been utilized in all branch builds and renovations. The Bank continuously seeks to optimize branch strategy by determining the appropriate physical footprint while offering an ever-expanding roster of digital banking services to the communities.

HUMAN CAPITAL MANAGEMENT

The success of our business is highly dependent on our employees; they are dedicated to our mission to inspire and enable the communities we serve to achieve financial stability and success. We seek to hire and retain well qualified employees to sustain and build on our culture of service and performance. Our selection and promotion processes do not discriminate as we focus on placing the most qualified candidate in the appropriate position. The Bank maintains a job posting and referral program as well as an

18	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

Affirmative Action Program, and, in an effort to attract and retain qualified applicants, particularly in areas where a shortage of personnel exists, the Bank provides additional incentives to employees who assist in the recruitment of new hires.

Our workforce is 59% female and 41% male. None of our employees are covered by a collective bargaining agreement.

We encourage the growth and development of our employees and, whenever possible, seek to fill positions by promotion and transfer from within. Continual learning and career development are advanced through annual performance and development conversations between employees and their managers. The Bank encourages all employees to utilize internally developed training programs, customized corporate training engagements and educational reimbursement programs to improve their skills and qualifications to enable them to be considered for promotion or advancement. We offer employees an in-house leadership program, led by William Paterson University instructors, that includes critical thinking, emotional intelligence, management and leadership skills. The safety, health, and physical and mental wellness of our employees is a top priority. We promote the health and wellness of our employees by strongly encouraging work-life balance, offering flexible and hybrid work schedules, subsidizing health care premiums, and sponsoring various wellness programs through which employees are encouraged to incorporate healthy habits into their daily routines. The administrative headquarters’ office space was designed with the health and well-being of our workforce in mind in that it was configured to maximize natural light and provide flexible and collaborative workstations.

Employee retention is important to our continued success and helps us operate efficiently and achieve our business objectives. We provide competitive wages, annual incentive bonuses, a 401(k) Plan with an employer matching contribution, equity ownership in our Company via an employee stock ownership plan and equity incentive plan, healthcare and wellness programs, a life assistance program, flexible spending accounts, group term life insurance, identity fraud coverage, generous paid time off, 11 paid holidays, and an educational assistance program. Our hybrid/remote work schedule has not only assisted with recruitment efforts but has reduced employee travel expense by an average of 40%.

DIVERSITY, INCLUSION AND RESPECT IN THE WORKPLACE

Management and staff at all levels of the Company and the Bank are expected to behave in a fair, ethical and lawful manner in all circumstances. This includes both internal interactions with other members of the organization and external interactions with customers, members of the community, vendors, and applicants for employment. We firmly believe that our high standard of ethical behavior will sustain the favorable reputation of Blue Foundry Bank in the marketplace and ensure the Bank remains a great place to work, invest in and do business with.

We communicate our expectations for honest, fair and ethical behavior through numerous policies within the organization. The commitment of our directors and executive management team to moral and ethical behavior means that the proper tone is set from the top of the organization. This begins with our Code of Conduct which describes the moral, ethical, legal and regulatory requirements by which all personnel must conduct themselves. The Code of Conduct establishes the expectation that employees conduct themselves with integrity, at all times. It provides employees with governing principles to guide their conduct with clients, customers, suppliers, vendors, shareholders, co-workers, regulators, markets, and the communities in which we operate. It applies to the employees and directors of the Company, the Bank, and their direct and indirect subsidiaries. Importantly, each officer at the Vice President level and above, and each director, must also abide by the Conflict of Interest and Confidentiality Policy. This Policy recognizes the importance of fostering a culture of transparency, integrity and honesty and, as such, mandates that all such parties avoid any actions that appear to interfere with good judgment concerning the Bank’s best interests. These Policies are reviewed on an annual basis and updated as warranted or appropriate; and all employees and directors are required to certify/recertify their acknowledgement with these Policies annually.

Blue Foundry Bancorp | 2025 Proxy Statement	19

Proposal 1: Election of Directors

Blue Foundry Bank is dedicated to ensuring that all personnel decisions are made in accordance with equal employment opportunity laws and principles. The Bank prohibits discrimination with respect to all employment actions (including recruitment, selection, training, promotion, transfer, layoff and termination, and job-related social or recreational programs), and with respect to any of the terms and conditions of employment. Similarly, the Bank will not tolerate any harassment of a sexual, racial, ethnic, age or religious nature, or based on any other personal characteristics protected by law from such harassment, that is directed toward any employee or applicant for employment or any other person in the workplace by any other employee or vendors.

Additional policies that communicate the importance and expectations of honest, ethical and fair behavior include the Insider Trading Policy which prohibits directors, officers and other employees from trading shares of the Company’s common stock based on material nonpublic information.

To reinforce the importance of the policies above, annual training programs are provided to all employees. These programs help employees understand how the policies apply on a day-to-day basis and how to deal with events and situations that may occur. Employees are encouraged to report concerns without fear of retaliation and may do so in a confidential manner in accordance with our whistleblower policies.

The Company’s diversity can be seen throughout the organization, including members of the Executive Management team. Of our seven executives, three are women and two, Acela Roselle and Keith Owes, are members of underrepresented minority groups.

Community Engagement. A key element of our mission is to encourage the stability and success of our communities. The Company continues to support organizations that provide healthcare, economic assistance, education and other vital resources. Some of our more significant community-oriented efforts included support of food pantries across all of our markets, local healthcare, law enforcement and emergency squads. The Company establishes important relationships in each of its communities by participating in, hosting and supporting local events and initiatives. The Company also encourages volunteerism through Company and Bank-coordinated “Community Impact” opportunities including donation drives, fundraisers, financial literacy classes, trail clean-up days and volunteer efforts at local non-profit organizations. We strive to have all employees participate in at least one of the organized opportunities during the year. We also continue to support our communities through the many donations made by the Blue Foundry Charitable Foundation, which cultivates partnerships with non-profit organizations and fosters development within our diverse communities with a focus on four key giving pillars — Affordable Housing, Education, Youth Programs, and Health and Human Services. Through 2024, Blue Foundry Charitable Foundation awarded nearly $1.4 million in grants to non-profit organizations in our communities. These grants, spanning in amounts from $875 to $100,000, help address community needs by supporting programs that provide affordable healthcare and childcare, safe housing for people experiencing homelessness or escaping abusive relationships, constructing affordable housing, and making higher education, the arts and job readiness attainable for those living in underserved communities.

Further information related to Blue Foundry Bank’s support of its communities through volunteerism and philanthropic activities can be found in the ‘In the News’ section of Blue Foundry Bank’s website: www.bluefoundrybank.com and on Blue Foundry Charitable Foundation’s website: www.bluefoundrycharitablefoundation.org.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address, www.bluefoundrybank.com, throughout this proxy statement and the accompanying materials are for informational purposes only or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our websites by reference to this proxy statement or the accompanying materials.

20	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

Corporate Governance

Blue Foundry is committed to maintaining sound corporate governance guidelines and very high standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations. The following are key features of our corporate governance practices.

•	Of our current 9 Directors, 8 are independent.

•	The Board and management regularly focus on strategic planning.

•	New directors are onboarded with an orientation package and are assigned an existing member of the Board as their mentor during an integration period.

•

The Board follows a robust Director Education Program to keep abreast of significant risks and compliance issues; laws, regulations and requirements applicable to the Company; corporate governance best practices; products and services offered by the Company; changes in the financial services industry; enhancements in technology and platforms relating to the financial services industry; and the delivery and availability of banking products and services. Each director completed between 16 and 22 hours of relevant education and training in 2024.

•	Stock ownership and retention policies are in place for directors and executive officers.

•	We have a clawback policy as well as a supplemental clawback policy that apply to the bonus and incentive compensation paid to our executive officers.

•	The Board conducts annual self-evaluations for the full board, individual board members and each of the board committees.

•	The Board reviews management talent and succession planning at least annually.

•	The Board actively utilizes internal and external experts in the matters of audit, governance, compensation, shareholder interests and risk management.

•	The Board understands the importance of maintaining regular, open, and transparent communications with our federal and state regulators.

•

We have practices to align executive compensation with long-term shareholder interests; these practices are routinely reviewed and appropriately revised by the Compensation Committee in conjunction with an independent compensation consultant.

•

We oversee our risk management with a focus on the most significant enterprise risks facing our Company, including compliance, credit, legal, liquidity, regulatory, market, operational, cybersecurity, reputational, and strategic risks.

•	We have guidelines governing the use of pre-established trading plans for transactions in our securities.

ENGAGEMENT

Our Board and management’s active engagement with our shareholders in soliciting their perspectives is critical to providing long-term value to all of our Company’s stakeholders. We are committed to constructive and meaningful communication with our shareholders.

Throughout 2024, management and directors proactively engaged with a number of our institutional shareholders as well as retail shareholders. This was accomplished through outreach, meetings, investor presentations and quarterly earnings calls. In addition, we host quarterly town hall meetings with our employees, nearly all of whom are shareholders.

CODE OF ETHICS FOR SENIOR OFFICERS

Blue Foundry Bancorp has adopted a Code of Ethics for Senior Officers that applies to Blue Foundry Bancorp’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” The Code is reviewed and re-approved annually.

Blue Foundry Bancorp | 2025 Proxy Statement	21

Proposal 1: Election of Directors

BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

Our Board believes that sound corporate governance calls for an independent oversight function. The role of chairman has always been filled by an independent director.

Under the Board of Directors leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals. The Chairman of the Board is Kenneth Grimbilas, who is an independent director and does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is James D. Nesci. This current structure provides for a greater role of the independent directors in the oversight of Blue Foundry Bancorp and Blue Foundry Bank, and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board conducts regular executive sessions of independent directors.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

•	regular meetings and executive sessions of the independent directors;

•	annual board, board member, and board committee self-assessments; and

•	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The entire Board of Directors is actively involved in oversight of risks that could affect the Company. However, the Board established a separate standing Enterprise Risk Management Committee to facilitate its risk oversight responsibilities. The full Board retains the responsibility for general oversight of risks. The Board satisfies this responsibility through reports by the committee chair of each board committee regarding the committees’ considerations and actions, through review of minutes of committee meetings, and through regular reporting directly from officers responsible for oversight of particular risks within the Company. Risks relating to the direct operations of the Bank are further overseen by the Board of Directors of the Bank, whose directors are the same individuals who serve on the Board of Directors of Blue Foundry Bancorp. All management committees including enterprise risk management, loan and loan oversight, asset liability/investment and information technology, are responsible for the establishment of policies that guide management and staff in the day-to-day operation of the Company and the Bank.

BOARD COMPOSITION

The Board is committed to continuing to diversify the composition and skill sets of the Board. For example, in 2024, John F. Kuntz was appointed to both Boards, bringing extensive, executive-level experience in the financial services industry as well as in our markets, along with a depth of skills in risk management and finance. Through the National Association of Corporate Directors (NACD), Director Kuntz has been certified in cybersecurity oversight by Carnegie Mellon University Software Engineering Institute.

SUNSETTING OF THE CLASSIFIED BOARD

As a newly-public company, the Board had determined that continuing its classified board structure was important to support the Company’s stability and oversight during the initial period following its public offering in July, 2021. In 2022, the Board approved a plan to phase in the declassification of the Board so that by the 2027 annual meeting of shareholders, a period of five (5) annual meetings following the 2021 initial public offering, all directors will be elected for one-year terms.

In 2023, at the annual shareholder meeting, the Company obtained shareholder approval to implement the declassification of the Board.

22	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer James D. Nesci, is “independent” as defined in the listing standards of the NASDAQ Stock Market. Mr. Nesci is not independent because he is one of our executive officers. In determining the independence of our directors, the Board of Directors considered relationships between Blue Foundry Bank and our directors that are not required to be reported under “—Transactions with Certain Related Persons,” below.

ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

Blue Foundry Bancorp does not have a written policy regarding director attendance at annual meetings of shareholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors attended the 2024 Annual Meeting of Shareholders, and we anticipate that all of our directors will attend the 2025 Annual Meeting of Shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any shareholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Blue Foundry Bancorp, 19 Park Avenue, Rutherford, New Jersey 07070, Attention: Board of Directors. The letter should indicate that the sender is a shareholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Blue Foundry Bancorp or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all relevant communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of Blue Foundry Bancorp is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the boards of directors are the Audit Committee, Compensation Committee, the Nominating and Corporate Governance Committee, and the Enterprise Risk Management Committee.

The Board of Directors of Blue Foundry Bancorp held four regular meetings, one annual organizational meeting and eleven special meetings during the year ended December 31, 2024, and its annual shareholder meeting on May 16, 2024. The Board of Directors of Blue Foundry Bank held twelve regular meetings, one special meeting, and one annual organizational meeting during the year ended December 31, 2024. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee consists of Directors Ely, Grimbilas, Jobes, Kinzler, Kuntz and Lang. Mr. Ely serves as Chair of the Audit Committee. Each member of the Audit Committee is “independent” as defined in our Nominating and Corporate Governance Committee Charter. The Board of Directors has determined that Mr. Ely qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Blue Foundry Bancorp and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met ten times during the year ended December 31, 2024.

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Proposal 1: Election of Directors

Compensation Committee. The Compensation Committee consists of Directors Grimbilas, Ely, Goldstein, Lang and Shaw. Mr. Goldstein serves as Chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Blue Foundry Bancorp or Blue Foundry Bank. The Compensation Committee met six times during the year ended December 31, 2024.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Blue Foundry Bancorp’s compensation and incentive plans, policies and programs, and to oversee Blue Foundry Bancorp’s management development and succession plans for executive officers. Blue Foundry Bancorp’s Chief Executive Officer is not present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Compensation Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our shareholders.

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officer, the overall performance of Blue Foundry Bancorp and a peer group analysis of other financial institutions in our markets. In order to identify the appropriate compensation level necessary to attract and retain the talent to build the institution, we consulted with our compensation consultant in developing our peer group. Our peer group is comprised of institutions of similar complexity, within the tri-state geographic area, with a median asset size of approximately $3.5 billion. Additional detail about our compensation consultant, as well as peer group, can be found in the Compensation Discussion and Analysis (CD&A) section of the Proxy.

Our executive compensation program is designed to:

•	Attract and retain talented employees in leadership positions by recognizing the importance of these individuals to Blue Foundry Bancorp and the Bank.

•

Support our strategic performance objectives. Our goal is to provide executive officers with a total compensation package competitive with the market and industry in which we operate, and to promote the long-term goals and performance of Blue Foundry Bancorp. With this in mind, we implemented a formal annual incentive plan in 2020 that pays cash awards to the executive officers based on certain performance metrics without encouraging them to take unnecessary risks. In addition, at the 2022 Annual Meeting of Shareholders, the shareholders approved the 2022 Equity Incentive Plan. We believe the use of these plans aligns the interests of management with those of our shareholders.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Grimbilas, Goldstein, Kuntz and Shaw with Mr. Shaw serving as Chair. The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2024.

The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.”

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders.

Enterprise Risk Management Committee. The Enterprise Risk Management Committee consists of Directors Grimbilas, Jobes, Kinzler, Kuntz, Lang and Shaw with Mr. Kinzler serving as Chair. The Enterprise Risk Management Committee met four times during the year ended December 31, 2024.

The Enterprise Risk Management Committee has the responsibility of risk oversight and determining that significant risks of Blue Foundry Bancorp are monitored by the Board of Directors or one of its standing committees. The Enterprise Risk Management Committee is responsible for reviewing and monitoring enterprise risk including interest rate, liquidity, operational, compliance, strategic and reputational risks.

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COMMITTEE CHARTERS

The Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Enterprise Risk Management Committee each operate pursuant to a separate written charter adopted by the Board. All of the committee charters are available on our website: www.bluefoundrybank.com. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our shareholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community-oriented bank, the Board of Directors also seeks directors who can continue to strengthen Blue Foundry Bank’s position in its communities and can assist Blue Foundry Bank with business development through business and other community contacts. The Board of Directors is committed to continuing to diversify the composition of the Board.

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•

Contribution to Board—Blue Foundry Bancorp endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Blue Foundry Bancorp’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Blue Foundry Bancorp.

•

Experience—Blue Foundry Bancorp is the holding company of Blue Foundry Bank, an insured depository institution. Because of the complex and heavily regulated nature of Blue Foundry Bancorp’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•

Familiarity with and Participation in Local Community—Blue Foundry Bancorp is a community-oriented organization that serves the needs of local consumers and businesses. In connection with the local character of Blue Foundry Bancorp’s business, the Board of Directors will consider a candidate’s familiarity with Blue Foundry Bancorp’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Blue Foundry Bancorp’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•

Integrity—Due to the nature of the financial services provided by Blue Foundry Bancorp and its subsidiary, Blue Foundry Bancorp is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Blue Foundry Bancorp’s Bylaws.

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•

Shareholder Interests and Dedication—A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Blue Foundry Bancorp and its shareholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Blue Foundry Bancorp and its shareholders, including past service with Blue Foundry Bancorp or Blue Foundry Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interest with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•

Independence—The Board of Directors will consider the absence or presence of material relationships between a candidate and Blue Foundry Bancorp (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. SEC regulations and applicable listing standards). If Blue Foundry Bancorp should adopt independence standards other than those set forth in the NASDAQ Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•

Gender, Ethnic, and other Diversity—Blue Foundry Bancorp understands the importance and value of diversity, including gender, ethnicity, skills, and other status, on a board of directors and will consider highly qualified candidates and their demographic backgrounds, including women and individuals from minority groups, to include in the pool from which candidates are chosen. The Board of Directors is committed to continuing to diversify the composition of the Board.

•

Additional Factors—The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Blue Foundry Bancorp’s shareholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Blue Foundry Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

The Board of Directors may consider qualified candidates for director suggested by our shareholders. Shareholders can suggest qualified candidates for director by writing to our Corporate Secretary at 19 Park Avenue, Rutherford, New Jersey 07070. The Board of Directors has adopted a procedure by which shareholders may recommend nominees to the Board of Directors. Shareholders who wish to recommend a nominee must write to Blue Foundry Bancorp’s Corporate Secretary and such communication must include:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the shareholder as they appear on Blue Foundry Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Blue Foundry Bancorp’s capital stock that are owned beneficially or of record by such shareholder and such beneficial owner;

•

A description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	A representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the shareholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

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•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Blue Foundry Bancorp’s Board of Directors; and

•	Such other information regarding the candidate or the shareholder as would be required to be included in Blue Foundry Bancorp’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a shareholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after the anniversary of the preceding year’s annual meeting, a shareholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Blue Foundry Bancorp no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by Blue Foundry Bancorp) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by shareholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Blue Foundry Bancorp. See “Shareholder Proposals and Nominations.”

AUDIT COMMITTEE REPORT

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2024.

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Blue Foundry Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

J. Christopher Ely (Chair)

Kenneth Grimbilas

Elizabeth Varki Jobes

Patrick H. Kinzler

John F. Kuntz

Mirella Lang

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OTHER GUIDELINES, PRACTICES AND POLICIES

Stock Ownership Guidelines. The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of its senior executive officers and directors with those of shareholders. Accordingly, the Company has adopted a Stock Ownership and Retention Policy for executive officers and directors of the Company that requires the following minimum dollar investment in Company common stock:

Position	Guideline

Chief Executive Officer	One times (1x) of base salary

Other Executive Officers	One times (1x) of base salary

Non-Employee Directors	Three times (3x) the annual retainer paid to the Director for their board membership

Newly appointed senior executive officers and directors have five years from the time they are appointed, promoted or elected, as the case may be, to meet these guidelines. In order to expedite this process, a minimum of 50% of shares (net of taxes) acquired through the Company’s 2022 Equity Incentive Plan will be required to be held upon each vesting until the guidelines are met. For the purpose of determining if the ownership guidelines are met, unvested performance shares and underlying outstanding stock options will not be considered. Stock ownership for executive officers and directors is reviewed on an annual basis and the Compensation Committee maintains responsibility for the administration of this Policy at its full discretion.

Executive Officer and Director Hedging and Pledging. The Company has adopted an anti-hedging and anti-pledging policy, which prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock.

Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited. This policy does not prohibit transactions in the stock of other companies.

The anti-hedging and anti-pledging policy also prohibits directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for any other loan.

The Company does not have anti-hedging policies or procedures that are applicable to the Company’s employees who are not executive officers and as such, hedging transactions by non-executive employees are not prohibited.

The information provided under this Executive Officer and Director Hedging and Pledging section shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Insider Trading Policy. All directors, officers and employees of the Company are required to comply with the Company Policy Regarding Insider Trading which expressly prohibits any of them from trading any security (whether the stock of the Company or other issuer) while in possession of material, non-public information about the issuer. The Policy likewise prohibits disclosure of any material inside information of an issuer to any other person. The Policy also provides additional restrictions in the form of blackout periods for directors, senior officers and certain other designated employees. The foregoing summary of the Policy does not purport to be complete and is qualified in its entirety to the full text of the Policy, a copy of which is included in the Company’s Form 10K for 2024 as Exhibit 19.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Blue Foundry Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock

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and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of the Company not having any interest in the transaction. In the ordinary course of business, Blue Foundry Bank makes loans available to its directors, officers and employees. The aggregate amount of our outstanding loans to an insider and related entities is approximately $1.2 million at December 31, 2024, consisting of three loans to a senior officer that were made before the officer became an employee of the Bank. These loans were made in the ordinary course of business and did not involve more than the normal risk of collectability nor present other unfavorable features, and are considered “transition” loans under Regulation O. The loans are performing in accordance with their terms.

Other than described above, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee reviews and approves all related party transactions in accordance with, and as required by, the NASDAQ corporate governance listing standards.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based solely on its review of copies of the reports the Company has received and written representations provided to it from the individuals required to file Section 16(a) reports, the Company believes that each individual who, at any time during the fiscal year ended December 31, 2024, served as an executive officer or director of the Company has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2024. We believe that no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

COMPENSATION CONSULTANTS

Independent Compensation Consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”) our nationally recognized, independent compensation consultant, reports directly to the Compensation Committee and provides no other services to the Company, Blue Foundry Bank or management. The Committee considered the firm’s independence under the relevant SEC and stock exchange factors, and determined the firm satisfied the requirements for independence.

Role of the Independent Compensation Consultant. Pearl Meyer provides independent compensation consulting services to the Committee related to executive officer and board of director compensation. In 2023, in establishing 2024 compensation, Pearl Meyer assisted Blue Foundry in review of restricted and performance stock awards to management as well as management base salary. Pearl Meyer had previously assisted Blue Foundry in reviewing compensation as well as in the development of its equity compensation program that was approved by the Company’s shareholders at the 2022 annual meeting and has provided competitive market information on equity practices in banks comparable to Blue Foundry Bank.

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Proposal 1: Election of Directors

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The following section explains our executive compensation program for our named executive officers (“NEOs”) listed below. This section also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2024. Although our Company qualifies as an “emerging growth company” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are voluntarily including a more extensive narrative about our executive compensation program in an effort to be more transparent.

Our NEOs for 2024 were:

Name	Position

James D. Nesci	President and Chief Executive Officer

Kelly Pecoraro	Executive Vice President and Chief Financial Officer

Aleksander Malkiman	Executive Vice President and Chief Technology Officer

EXECUTIVE SUMMARY

Business Overview

In 2024, the Company remained focused on executing its strategic priorities, delivering loan and deposit growth, and disciplined net interest margin management despite a dynamic economic environment. The Company reinforced its commercial banking strategy and maintained a strong, diversified balance sheet to support long-term growth. Key performance highlights included:

•

Loan Growth: Total loans increased $22.8 million to $1.58 billion, driven by strong growth in commercial real estate ($27.1 million), construction ($25.1 million), and commercial and industrial loans ($4.5 million). These gains reflect Blue Foundry’s continued commitment to supporting businesses and economic development, partially offset by a strategic reduction in residential and multifamily loans.

•

Deposit Growth: Total deposits grew $98.4 million (7.91%) to $1.34 billion, with a notable $110.7 million increase in time deposits. While customer behavior shifted amid market conditions, driving higher demand for time deposits in 2024, the Bank reinforced its ability to attract and retain customers through competitive offerings and relationship banking.

•

Net Interest Margin (NIM): A NIM of 1.90%, which slightly exceeded our targeted NIM, reflects a disciplined approach to managing funding costs and asset growth in a challenging rate environment and competitive market.

Our achievements in 2024 have strengthened the Company’s foundation for long-term success. We maintained strong credit quality and a well-capitalized balance sheet, ensuring stability in a volatile environment. Non-performing loans remained low at 0.33% of total loans, with an allowance for credit losses exceeding 2.5 times non-performing loans, reflecting disciplined risk management. Continued loan and deposit growth, a strengthening and more diversified commercial portfolio, and a focused approach to financial management have well-positioned us to drive value creation.

QUESTIONS AND ANSWERS REGARDING OUR COMPENSATION PRACTICES

At Blue Foundry, our executive compensation program is designed to support the Company’s strategic objectives and financial priorities. In an unpredictable banking environment shaped by interest rate fluctuations, competitive pressures, and regulatory considerations, our approach emphasizes sensible growth, prudent risk management, and long-term value creation. From the perspective of the Compensation Committee, transparency is essential in how we approach executive compensation decisions. The following Q&A provides additional context on key aspects of our executive compensation program, including how we set performance targets and measure performance, structure long-term incentives, select our peer group, and ensure executive compensation aligns with Company performance and shareholder expectations.

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How are performance targets set each year?

Performance targets are set to align with business strategy, financial conditions, and market realities. In banking, factors such as interest rate movements, credit demand, funding costs, and regulatory constraints all influence financial performance in ways that make year-over-year comparisons insufficient on their own. For example, net loan growth and deposit growth targets are calibrated based on capital availability, risk tolerance, and anticipated economic conditions. Similarly, NIM targets are influenced by external rate trends and competitive pressures. By taking a forward-looking approach, we ensure that performance goals are rigorous, achievable, and aligned with sensible growth.

How do you ensure incentive plan performance targets are rigorous?

Our performance targets for our incentive plans are determined through a structured process reflecting market conditions, regulatory limitations, and internal financial priorities. The Compensation Committee works closely with management to evaluate business plans, assess financial projections, and consider key risk factors to ensure that targets are both ambitious and achievable. Loan and deposit growth targets are critical for long term success and reflect expected economic conditions, capital planning considerations, and prudent risk management to support viable growth. NIM targets incorporate interest rate trends and funding costs, and ensure that we are growing our balance sheet in a controlled manner to drive long-term financial stability.

Why do the annual and long-term incentive plans use overlapping performance metrics?

Our executive compensation program is designed to balance near-term execution with long-term stewardship, ensuring that leaders are accountable for both immediate performance and sustained value creation. To achieve this, both the annual cash incentive plan and performance-based restricted stock awards incorporate key financial metrics—net loan growth, net deposit growth, and NIM—to drive strategic consistency and align with the Company’s long-term growth objectives.

The annual incentive plan focuses on short-term financial performance by measuring key business drivers at the end of each fiscal year. This structure encourages the immediate execution of strategic priorities while maintaining financial discipline. In contrast, our performance-based restricted stock awards are measured over a three-year performance period and are designed to reinforce long-term alignment. After the three-year measurement period, shares earned based on achievement of performance metrics convert into time-based restricted stock that vests ratably over four years, ensuring that executives remain focused on long-term shareholder interests.

How does the Company’s equity granting process align with shareholder interests?

The Company’s long-term incentive strategy has been deliberate, evolving, and consistently aligned with shareholder interests. Long-term equity incentives ensure that the executives have a vested interest in the Company’s stock performance, promoting decisions that drive long-term shareholder value. By holding significant shares, these leaders are more likely to prioritize strategies that enhance the overall financial health and market standing of the Company. It also incentivizes strong governance practices, including transparent decision-making, effective risk management, and accountability. Such practices are essential for maintaining investor confidence and achieving sustainable growth. As a newly public company, long-term equity incentives are a critical component of the Company’s executive compensation strategy to attract and retain a leadership team that remains focused on building a strong foundation to foster long-term value creation.

Executives received their first equity grants in 2022, in the form of stock options, following shareholder approval of the 2022 Equity Incentive Plan. These stock options, which vest over seven years, directly link compensation to stock performance—having value only if the stock price exceeds the grant date price. In 2023, to better align with market practices, the Compensation Committee granted time-vested and performance-based restricted stock, with a seven-year vesting period. The initial performance-based restricted stock was subject to a one-year performance period, after which any earned shares would be converted into time-based restricted stock that vests ratably over seven years, reinforcing long-term value creation and retention and exceeding typical market practices for vesting periods. The performance metrics for the initial performance grants were not achieved and the grants were therefore forfeited. For 2024, the Compensation Committee approved maintaining both equity vehicles while adjusting the vesting period of time vest awards to six years and the measurement period for the performance awards to three years, as discussed above, and the vesting period to four years after the measurement period—enhancing competitiveness while keeping a strong long-term focus. Many of our peers use shorter vesting periods of three to five years, but our approach ensures executive rewards remain tied to sustained Company performance and long-term shareholder value.

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How does the Compensation Committee select a peer group?

The Compensation Committee selects peers based on a principles-driven approach that ensures executive pay remains competitive and reflects the demands of leading publicly traded financial institutions. While asset size is one factor, the peer group is also shaped by industry alignment, business complexity, regulatory requirements, market presence, and competition for executive talent. Our leadership team must have the sophistication to operate in public markets, manage regulatory oversight, and execute strategic growth—all of which require benchmarking against institutions with similar challenges.

In late 2023, the Compensation Committee, with input from Pearl Meyer, approved the 2024 peer group to ensure alignment with our size, industry, and competition for talent. This included U.S.-based commercial banks with assets between $1.3 billion and $6.7 billion, reflecting our expected growth trajectory and the broader demands on our leadership team at that time.

Please see the related discussion in this CD&A below for more information about our compensation peer group.

How does the Board view the alignment of CEO pay with company performance?

Performance-based compensation is a fundamental principle of our executive pay structure. Our incentive plans are designed to align compensation with financial performance, operational execution, and long-term value creation. Annual and long-term incentive payouts are directly tied to loan and deposit growth, and NIM—core drivers of financial performance. We believe this approach ensures that realized pay aligns with actual results, reinforcing our commitment to responsible financial stewardship and sustainable growth.

To this end, the Compensation Committee considers multiple factors when evaluating the CEO’s compensation, including a comparison of target pay opportunity to both the market and the CEO’s realized pay. Since Blue Foundry’s public offering in 2021, the CEO’s realized pay has consistently been lower than his reported and target pay opportunities, reinforcing the connection between pay and Company performance. As illustrated below, realized pay includes:

•	Base salary paid;

•	Actual annual bonus paid; and

•	Value of restricted stock vested during the year.

Reported and Target pay includes:

•	Base salary paid;

•	Target annual bonus; and

•

Equity grants, which consists of the grant date fair market value of stock options granted in 2022 and the grant date fair market value of time-based and performance-based restricted stock awards granted in 2023 and 2024.

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In 2022, Mr. Nesci received a one-time stock option grant which vests over seven years. As a reminder, these stock options, which vest over seven years, directly link compensation to stock performance—having value only if the stock price exceeds the grant date price. In order to have the value noted below, the company’s stock price would need to be $15.95 upon exercise of the options. In 2023 and 2024, our CEO’s long-term equity incentive was granted using a mix of time-based and performance-based restricted stock awards.

Note:	Dollars in the table are in thousands.

Best Compensation Practices & Policies

We believe the following practices and policies within our program promote strong compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do

✓	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and stock performance	x	No tax gross ups

✓	Maintain a clawback policy	x	No repricing or exchange of underwater options without stockholder approval

✓	Maintain anti-hedging and anti-pledging policies	x	No option or stock appreciation rights granted below fair market value

✓	Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	x	No excessive supplemental executive retirement plans

✓	Use an independent compensation consultant	x	No significant perquisites

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Proposal 1: Election of Directors

2024 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2024:

Base Salaries	• Approved increases of approximately 3%-5% for the NEOs, excluding the CEO, to improve competitive positioning and ensure market alignment. There was no increase to the CEO’s base salary.

Annual Incentives	• Based on our financial performance in 2024, the Compensation Committee approved annual incentive awards of approximately 68% of target, reflecting execution against key performance measures.

Long-Term Equity- Based Incentives

•  Approved equity grants to each of the NEOs using a mix of time-based and performance-based restricted stock awards.

•  2024 performance-based grants were tied to three-year performance metrics for the performance period January 1, 2024 through December 31, 2026, and, if earned, vest over four years beginning in 2027.

•  2024 time-based grants vest over a six-year period.

WHAT GUIDES OUR PROGRAM

Executive Compensation Philosophy

Our executive compensation program is designed to attract, motivate, and retain top talent while aligning leadership incentives with shareholder interests and strong governance practices. The program is built on the following key principles:

•	Market Competitiveness—We provide compensation that is competitive with industry peers to attract and retain highly qualified executives who can drive Blue Foundry’s financial success.

•	Pay-for-Performance—A significant portion of executive compensation is tied to Company performance, ensuring rewards are aligned with financial results and long-term value creation.

•	Shareholder Alignment—Our executive compensation program emphasizes equity-based compensation, linking executive rewards to shareholder outcomes and fostering an ownership mindset.

•	Strong Governance—The Compensation Committee regularly reviews its practices to ensure they reflect best governance standards, mitigate excessive risk-taking, and reinforce accountability.

•	Retention and Stability—We balance performance-based incentives with retention elements to maintain leadership continuity and drive sustained financial performance.

By adhering to these principles, we create a compensation structure that supports long-term growth, promotes responsible decision-making, and aligns with the interests of our shareholders.

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Elements of Compensation

Our executive compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose

Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.

Annual Incentives	Cash (Variable)	Reward executives for delivering on annual financial objectives that contribute to the creation of shareholder value.

Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive the creation of shareholder value and support the Company’s retention strategy.

Executive Compensation Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs, ensuring it remains competitive, performance-driven, and aligned with shareholder interests. Composed entirely of independent, non-employee directors, the Committee works closely with its nationally recognized independent consultant and with management to evaluate the effectiveness of the program. It also administers incentive plans, reviews pay practices and upholds strong governance standards. The Committee makes all final compensation and equity award decisions for our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board based on the Committee’s recommendations. The Compensation Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our shareholders.

The Role of Management. Members of our management team attend regular Compensation Committee meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Committee members can vote on decisions regarding NEO compensation and the NEOs are not present during those votes. The CEO reviews his recommendations pertaining to the compensation of the other NEOs with the Committee providing management input, transparency, and oversight. Approval of NEO compensation other than CEO compensation is made by the Committee. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.

The Role of the Independent Consultant. As previously stated, the Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee, also as previously stated, has hired Pearl Meyer, a nationally recognized compensation consultant, as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.

The Role of Peer Group Companies. The Compensation Committee aims to establish a competitive total compensation package for each NEO, benchmarking against executives in comparable roles at peer companies. In late 2023, the Committee, with input from Pearl Meyer, reviewed and approved the peer group used to set 2024 compensation levels, considering publicly available data and industry-specific survey data where relevant as well as the Company’s growth strategy.

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Proposal 1: Election of Directors

The 2024 Compensation Peer Group was selected based on factors that reflected the Company’s competitive landscape and strategic direction at that time. Specifically, it included U.S.-based commercial banks listed on a national exchange, headquartered in New England, New Jersey, New York, or Pennsylvania, with similar operations and scope. The peer group included banks with market capitalizations around $350 million, total assets ranging from $1.3 billion to $6.7 billion, and total equity between $108 million and $701 million (median: $291 million). Applying these criteria, the Compensation Committee approved the following peer group of 29 companies:

2024 Compensation Peer Group

Arrow Financial Corp.	First Bank	Peapack-Gladstone Financial

Bar Harbor Bankshares	FNCB Bancorp Inc.	Peoples Financial Services

BCB Bancorp Inc.	Greene County Bancorp	Pioneer Bancorp

Cambridge Bancorp	HarborOne Bancorp Inc	Ponce Financial Group

Camden National Corp.	Meridian Corp.	Princeton Bancorp

Codorus Valley Bancorp Inc.	Metropolitan Bank Holding Corp	Rhinebeck Bancorp

Enterprise Bancorp Inc.	Mid Penn Bancorp	The First of Long Island Corp.

ESSA Bancorp Inc.	Northfield Bncp (Staten Island)	Unity Bancorp Inc.

Fidelity D&D Bancorp Inc.	Orrstown Financial Services	Washington Trust Bancorp, Inc.

Financial Institutions Inc.	Parke Bancorp Inc.

The Compensation Committee, in consultation with Pearl Meyer, will review and potentially refine the peer group annually to ensure continued relevance in light of our evolving strategic focus and competitive landscape.

2024 EXECUTIVE COMPENSATION DECISIONS

Base Salary

Annual salary is the only fixed component of Blue Foundry’s executive compensation program. In setting salary, the Committee looks at current pay practices, peer group comparisons and general market analysis in consultation with its compensation consultant, Pearl Meyer. The Committee then establishes salaries that are competitive to the Peer Group and the external market for similar positions. The Committee reviews the salaries on an annual basis.

As part of the Committee’s annual salary review, the CEO’s salary was determined to be in line with the median when compared with the actual proxy data of the Peer Group and benchmark survey information. As a result, no adjustment was made. The Other NEOs received increases, as follows.

Name	2023 Base Salary	2024 Base Salary	% Adjustment

James D. Nesci	$700,000	700,000	—%

Kelly Pecoraro	400,000	420,000	5%

Aleksander Malkiman	345,000	355,000	3%

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Annual Incentive Plan

Blue Foundry Bank has instituted an Annual Incentive Plan as a short-term incentive plan for our executive officers to incentivize personal performance in conjunction with Blue Foundry Bank’s overall performance. Payments under the Annual Incentive Plan are based on both Blue Foundry Bank’s overall performance and the executive’s personal performance.

The Compensation Committee sets target incentive award opportunities for each of the NEOs based on a percentage of base salary. The actual amount of an award is based on the level of business results and personal performance and can range from 50% to 150% of target based on performance against pre-established goals. Target award opportunities for 2024 were as follows:

Name	2024 Base Salary	2024 Target Award Opportunity (%)	2024 Target Award Opportunity ($)

James D. Nesci	$700,000	60%	$420,000

Kelly Pecoraro	420,000	60%	$252,000

Aleksander Malkiman	355,000	35%	$124,250

Under the Annual Incentive Plan, financial metrics including Net Loan Growth, Net Deposit Growth, Core Deposit Growth, and Net Interest Margin, account for 80% of the total award opportunity. The remaining 20% of the award, which can be paid at 0% - 150%, is based on individual performance, assessed at the discretion of the Compensation Committee. This component ensures recognition of leadership impact, strategic execution, and other qualitative contributions that drive long-term success.

For 2024, the Compensation Committee determined each NEO’s annual cash incentive award opportunity by applying the specified weightings to the financial performance measures and individual performance, ensuring a balanced assessment of both quantitative results and leadership contributions. The table below outlines the performance goals, actual results, and corresponding payouts for each metric for 2024.

($ in millions)		Performance Goals			Actual Results

Performance Measures	Weight	Threshold (50%)	Target (100%)	Superior (150%)	Result	Payout

Net Loan Growth	25%	$67	$100	$133	$22.8	0%

Net Deposit Growth	20%	90	135	180	97.5	58%

Core Deposit Growth	10%	47	70	93	(13.2)	0%

Net Interest Margin	25%	1.84%	1.87%	2.25%	1.90%	104%

Individual Performance	20%	Discretionary			150%

Grand Total	100%

The following table summarizes each NEOs overall achievement and payout under the Annual Incentive Plan for 2024:

	2024

Named Executive Officer	Target Award Opportunity (%)	Target Award Opportunity ($)	Overall Achievement (% Target)	Actual Award Payout ($)

James D. Nesci	60%	$420,000	67.6%	$283,920

Kelly Pecoraro	60%	252,000	67.5%	170,040

Aleksander Malkiman	35%	124,250	67.5%	83,920

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Proposal 1: Election of Directors

Equity Incentive Plan

The Compensation Committee believes that long-term incentives are a critical component of our executive compensation program, reinforcing the alignment between leadership decisions and long-term stockholder value creation. Our equity incentives are designed to attract and retain top talent, drive sustained performance, and ensure executive compensation remains directly linked to shareholder interests.

To achieve these objectives, the Compensation Committee grants a mix of time-based and performance-based equity awards, balancing retention, shareholder alignment, and pay-for-performance principles. Time-based awards provide a strong retention mechanism, ensuring leadership continuity, while performance-based awards directly tie realizable compensation to the achievement of key financial goals.

In determining target grants, the Compensation Committee considers market practices, competitive positioning, and the Company’s business strategy. The table below shows the target annual long-term equity incentive award values granted during fiscal year 2024 for each of the NEOs:

	Time-Based Restricted Stock		Performance-Based Restricted Stock

Named Executive Officer	Shares (#)	Value ($)	Shares at Target (#)	Value ($)

James D. Nesci	57,045	541,357	57,045	541,357

Kelly Pecoraro	17,500	166,075	22,500	213,525

Aleksander Malkiman	6,250	59,313	6,250	59,303

Award amounts were determined based on the closing price of our common stock on the date of grant on February 1, 2024, which was $9.49. These amounts do not necessarily reflect the actual economic value that will be realized by the NEO upon the vesting of the awards.

The time-based restricted awards vest ratably over a six-year period, which will incentivize the continued service of our key executive talent.

The number of performance-based shares earned will be determined by the Company’s achievement of specific financial targets over a three-year measurement period from January 1, 2024 to December 31, 2026. Shares are awarded based on the following performance metrics and goals:

Performance Metrics	Weighting	Performance Target

Net Loan Growth	30%	$350 million

Net Deposit Growth	40%	$400 million

Net Interest Margin	30%	2.84%

Following the completion of the three-year performance period, any performance-based shares that are have been earned (based on the satisfaction of the foregoing performance metrics and goals) will convert into time-based restricted stock awards that would vest ratably over a four-year service period, beginning in 2027.

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Proposal 1: Election of Directors

OTHER PROGRAMS, PRACTICES, POLICIES AND GUIDELINES

Stock Ownership Guidelines. The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of its executive officers and directors with those of shareholders. Accordingly, the Company has adopted a Stock Ownership and Retention Policy for executive officers and directors of the Company that require the following minimum dollar investment in Company common stock:

Position	Guideline

Chief Executive Officer	One times (1x) base salary

Other Executive Officers	One times (1x) base salary

Non-Employee Directors	Three times (3x) the annual retainer paid to the Director for their board membership

Newly appointed senior executive officers and directors have five years from the time they are appointed, promoted or elected, as the case may be, to meet these guidelines. In order to expedite this process, a minimum of 50% of shares (net of taxes) acquired through the Company’s 2022 Equity Incentive Plan will be required to be held upon each vesting until the guidelines are met. For the purpose of determining if the ownership guidelines are met, unvested performance shares and underlying outstanding stock options will not be considered. Stock ownership for executive officers and directors is reviewed on an annual basis and the Compensation Committee maintains responsibility for the administration of this Policy at its full discretion.

“Clawback” Provision. The executive compensation program includes a clawback provision. In the event the Company or Blue Foundry Bank is required to restate its financial statements, participants will be required to forfeit any incentive award earned or distributed during the period for which the restatement is required in excess of what they would have otherwise received based on restated results. The Board has discretion in determining the application of clawbacks and the amounts to be reclaimed under this provision. The Board also adopted a supplemental clawback policy in December 2023 reflecting specific standards provided under the Dodd-Frank Act. The supplemental clawback policy is designed to supplement the Company’s current existing clawback policy. Retirement Plans

Executive Officer and Director Hedging and Pledging. The Company has adopted an anti-hedging and anti-pledging policy, which prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock.

Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited. This policy does not prohibit transactions in the stock of other companies.

The anti-hedging and anti-pledging policy also prohibits directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for any other loan.

The Company does not have anti-hedging policies or procedures that are applicable to the Company’s employees who are not executive officers and as such, hedging transactions by non-executive employees are not prohibited.

Policies and Practices Related to the Grant of Certain Equity Awards. While Blue Foundry Bancorp does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under Blue Foundry Bancorp’s insider trading policy. Consequently, Blue Foundry Bancorp has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the Securities and Exchange Commission of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

Deferred Compensation Plan. Blue Foundry Bank has entered into an Executive Deferred Compensation Agreement with Mr. Nesci (the “Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, each year Blue Foundry Bank will credit a contribution of at least $50,000 to an account for the benefit of Mr. Nesci. The amounts credited to the account will

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Proposal 1: Election of Directors

earn an annual rate interest equal to the Prime Rate (as reported in the Wall Street Journal on the first business day of the year) plus two percent (2%), compounded monthly. The Board of Directors may, in its discretion, change the rate used to credit interest on the account from time to time. Mr. Nesci is always 100% vested in his account under the Deferred Compensation Agreement. Mr. Nesci generally will become entitled to a lump sum distribution of his account under the plan within 30 days following a separation from service. If Mr. Nesci dies prior to receiving a distribution from the plan, his beneficiary will be entitled to receive the account balance in a single lump sum payment. In certain situations that would constitute an unforeseeable emergency, Mr. Nesci may be entitled to receive an in-service distribution of a portion of his account under the Deferred Compensation Agreement.

401(k) Plan. Blue Foundry Bank maintains the Blue Foundry Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Blue Foundry Bank.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2024, the salary deferral contribution limit was $23,000, provided, however, that a participant over age 50 could contribute an additional $7,500 to the 401(k) Plan for a total of $30,500. In addition to salary deferral contributions, Blue Foundry Bank makes safe harbor matching contributions equal to 100% of a participant’s salary deferrals, up to 4% of the participant’s compensation, and 50% of a participant’s salary deferrals that exceed 4% but do not exceed 6% of the participant’s compensation. A participant is always 100% vested in his or her salary deferral contributions and safe-harbor matching contributions.

Blue Foundry Bank may also make other discretionary matching contributions and other discretionary employer contributions to the 401(k) Plan, including profit sharing contributions, which vest based on a participant’s years of service at the rate of 0% through three years of service and 100% after completing three years of service. Eligible employees must be 18 years of age and complete 12 months of service (in which they complete at least 1,000 hours of service) to receive profit sharing contributions under the 401(k) Plan.

Employee Stock Ownership Plan. In connection with the conversion and related stock offering, Blue Foundry Bank adopted an ESOP for eligible employees. The named executive officers are eligible to participate in the ESOP on the same terms as other eligible employees. Eligible employees begin participation in the ESOP upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 18.

The ESOP trustee purchased, on behalf of the ESOP, 8.0% of the total number of shares of Blue Foundry Bancorp common stock issued in the conversion and related stock offering, or 2,281,800 shares. The ESOP funded its stock purchase with a loan from Blue Foundry Bancorp equal to the aggregate purchase price of the common stock. The trustee repays the loan principally through Blue Foundry Bank’s contributions to the ESOP and any dividends payable on common stock held by the ESOP over the anticipated 25-year term of the loan.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee allocates the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Participants vest in his or her account balance based on his or her years of service with the Bank, at the rate of 20% per year though the first five years of service, so that the participant will be 100% vested after completing five years of service. Participants who were employed by Blue Foundry Bank immediately prior to the closing of the stock offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will automatically become fully vested upon attainment of their normal retirement age (age 65), death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon terminating employment in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

Employment Agreement. Blue Foundry Bank entered into an employment agreement with Mr. Nesci, effective January 1, 2021. The employment agreement has a term of three years, which extends automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, unless either Blue Foundry Bank or Mr. Nesci give notice to the other party of non-renewal. Notwithstanding the foregoing, in the event Blue Foundry Bancorp or Blue Foundry Bank enters into a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement will automatically extend so that it would expire no less than three years following the effective date of the change in control.

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Proposal 1: Election of Directors

The employment agreement specified Mr. Nesci’s initial base salary of $700,000. The Board of Directors or the Compensation Committee of Blue Foundry Bank will review Mr. Nesci’s salary no less than annually and may increase, but not decrease, Mr. Nesci’s base salary. In addition to the base salary, the agreement provides that Mr. Nesci will participate in an annual bonus plan with a target amount determined annually that is not less than 20% of his base salary. Mr. Nesci is also eligible to participate in any long-term incentive plan adopted by Blue Foundry. Mr. Nesci is also entitled to participate in all employee benefit plan arrangements and perquisites offered to employees and officers of Blue Foundry Bank and the reimbursement of reasonable business expenses incurred in the performance of his duties with Blue Foundry Bank. Blue Foundry Bank will also provide Mr. Nesci with an annual automobile allowance of $1,100 per month and an annual country club membership allowance of $22,050. Both the automobile and country club membership allowances will increase by 5% each year.

Blue Foundry Bank may terminate Mr. Nesci’s employment, or Mr. Nesci may resign from his employment, at any time with or without good reason. In the event Blue Foundry Bank terminates Mr. Nesci’s employment without cause or Mr. Nesci voluntary resigns for “good reason” (i.e., a “qualifying termination event”), Blue Foundry Bank will pay Mr. Nesci a severance payment equal to the greater of (i) the sum of one times Mr. Nesci’s base salary plus the target amount of the annual incentive bonus (as set by the Board of Directors or the Compensation Committee for the calendar year in which Mr. Nesci’s termination occurs) or (ii) the sum of Mr. Nesci’s base salary that would have been paid during the remaining term of the employment agreement, plus the target amount of the annual incentive bonus that would have been paid during the remaining term of the employment agreement. The severance payment will be paid as salary continuation in substantially equal installments over the twelve-month period following the date of Mr. Nesci’s termination of employment. In addition, if Mr. Nesci elects continued bank-provided group health plan coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), Blue Foundry Bank will reimburse him for the monthly COBRA premium less the active employee premium for the coverage. Mr. Nesci must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary or target bonus opportunity, a material reduction in authority, duties or responsibilities associated with Mr. Nesci’s position with Blue Foundry Bank, a relocation of his principal place of employment resulting in Mr. Nesci performing his services outside of certain counties listed in the employment agreement.

If a qualifying termination event occurs following a change in control of Blue Foundry Bancorp or Blue Foundry Bank, Mr. Nesci would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (i) his base salary, plus (ii) the greater of his highest actual annual incentive bonus for the three calendar years immediately preceding his termination of employment or the target amount of the annual incentive bonus set by the Board of Directors or the Compensation Committee for the calendar year in which his termination occurs. If Mr. Nesci’s termination of employment occurs within two years after the change in control, the severance will be paid in one lump-sum payment on the next pay date that is at least seven days following his termination. In addition, if Mr. Nesci elects continued bank-provided group health plan coverage pursuant to COBRA, Blue Foundry Bank will reimburse him for the monthly COBRA premium less the active employee premium for the coverage.

The employment agreement terminates upon Mr. Nesci’s death. Also, upon termination of employment (other than a termination in connection with a change in control), Mr. Nesci will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreement. Blue Foundry Bank has entered into a Change in Control Agreement with Ms. Pecoraro. The change in control agreement has a term of one year that extends each day by one day until either party gives the other notice of non-renewal. Notwithstanding the foregoing, in the event Blue Foundry Bancorp or Blue Foundry Bank enters into a transaction that would constitute a change in control, as defined under the change in control agreements, the term of the agreement will automatically extend so that it would expire no sooner than three years following the effective date of the change in control.

Upon termination of Ms. Pecoraro’s employment by Blue Foundry Bank without “cause” or by Ms. Pecoraro with “good reason” on or after the effective date of a change in control of Blue Foundry Bank or Blue Foundry Bancorp, Ms. Pecoraro would be entitled to a severance payment equal to three times the sum of her: (i) base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher; and (ii) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control. The severance will be paid in a lump sum within 30 days following the date of termination. In addition, Ms. Pecoraro would receive thirty six consecutive monthly cash payments equal to her monthly COBRA premium.

A “good reason” condition for purposes of the change in control agreement includes a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with her position with Blue Foundry Bank, a relocation of her principal place of employment resulting in an increase in her commute by 30 miles or more.

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Proposal 1: Election of Directors

COMPENSATION RISK MANAGEMENT

Our Chief Risk Officer evaluated all incentive-based compensation for employees of the Company and the report for the Compensation Committee indicating that none of our incentive-based awards individually, or taken together, was reasonably likely to have a material adverse effect on Blue Foundry. None of the compensation or incentives for Blue Foundry employees were considered as encouraging undue or unwarranted risk. The Compensation Committee accepted the report.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2024 and 2023, certain information as to the total compensation paid to James D. Nesci, who serves as our President and Chief Executive Officer, Kelly Pecoraro, who serves as our Executive Vice President and Chief Financial Officer and, for 2024, Aleksander Malkiman, who serves as our Executive Vice President and Chief Technology Officer. Each of the individuals listed in the table below is referred to as a “Named Executive Officer (NEO).”

Name and principal position	Year	Salary	Stock Awards(1)	Option Awards	Non-Equity Incentive Compensation	All Other Compensation(2)	Total

James D. Nesci	2024	$700,000	$1,082,714	$—	$283,920	$136,125	$2,202,759

President and Chief Executive Officer	2023	700,000	2,738,160	—	126,000	131,470	3,695,630

Kelly Pecoraro	2024	420,000	379,600	—	170,040	19,148	988,788

Executive Vice President and Chief Financial Officer	2023	400,000	840,000	—	42,000	18,306	1,300,306

Aleksander Malkiman	2024	355,000	118,625	—	83,920	18,089	575,634

Executive Vice President and Chief Technology Officer(3)

(1)

The amounts shown in 2024 and 2023 reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with ASC Topic 718. The grant date fair values of the performance-vesting portion of the awards are computed at target performance achievement. The performance shares, awarded in 2023, with a grant date fair value of $1,369,080 and $420,000 for Mr. Nesci and Ms. Pecoraro, respectively, were forfeited on January 1, 2024.

(2)	The compensation represented by the amounts for 2024 and 2023 set forth in the “All Other Compensation” column for the Named Executive Officers is detailed in the following table.
(3)	Mr. Malkiman became a Named Executive Officer in 2024.

All Other Compensation

Name	Year	401(k) Plan Matching Contributions	Deferred Compensation Plan Contributions	Automobile Usage	Country Club Membership	Life Insurance Premiums	Total All Other Compensation

James D. Nesci	2024	$17,250	$82,636	$15,316	$19,129	$1,794	$136,125

	2023	16,500	80,328	14,586	18,262	1,794	131,470

Kelly Pecoraro	2024	17,250	—	—	—	1,898	19,148

	2023	16,500	—	—	—	1,806	18,306

Aleksander Malkiman	2024	17,250	—	—	—	839	18,089

42	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

GRANTS OF PLAN-BASED AWARDS

At the annual meeting of shareholders held on August 25, 2022, a majority of the shareholders of the Company approved the Blue Foundry Bancorp 2022 Equity Incentive Plan (“2022 Equity Plan”). The following table summarizes grants made in 2024 to our NEOs.

Name	Grant Date	Estimated Payouts under Non- Equity Incentive Plan Awards			Estimated Payouts under Equity Incentive Plan Awards Number of Shares		All Other Stock Awards Number of Shares (#)(2)	Exercise or Base Price of Awards	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Superior ($)	Threshold	Target(1)

James D. Nesci	2/1/2024	210,000	420,000	630,000

	2/1/2024				28,523	57,045	57,045	$9.49	1,082,714

Kelly Pecoraro	2/1/2024	126,000	252,000	378,000

	2/1/2024				8,750	22,500	17,500	9.49	379,600

Aleksander Malkiman	2/1/2024	62,125	124,250	186,375

	2/1/2024				3,125	6,250	6,250	9.49	118,625

(1)

The Performance-Based Restricted Stock Awards granted on February 1, 2024, have a three year measurement period ending on December 31, 2026. The shares that have been earned will then convert into time-based restricted stock awards that vest ratably over a four-year service period provided the executive remains employed by the Bank or the Company.

(2)	The Restricted Stock Awards granted on February 1, 2024, will ratably vest in one-sixth increments beginning one year from the date of grant.
(3)	The grant date fair value of the stock awards granted in 2024 is calculated by multiplying the number of shares by the closing stock price on the date of grant.

Blue Foundry Bancorp | 2025 Proxy Statement	43

Proposal 1: Election of Directors

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all outstanding equity awards held by our NEOs on December 31, 2024.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Unites of Stock That Have Not Vested (#)(1)	Market Value of Shares or Unit of Stock That Vested ($)(4)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

James D. Nesci	10/19/2022	81,493	488,957	11.69	10/19/2032

	3/6/2023					114,090	1,119,223	—	—

	2/1/2024					57,045	559,611	57,045	559,611

Kelly Pecoraro	10/19/2022	25,286	151,714	11.69	10/19/2032

	3/6/2023					35,000	343,350	—	—

	2/1/2024					17,500	171,675	22,500	220,725

Aleksander Malkiman	10/19/2022	9,828	68,800	11.69	10/19/2032

	3/6/2023					12,500	122,625	—	—

	2/1/2024					6,250	61,313	6,250	61,313

(1)

Stock options and restricted stock awards granted in 2022 and 2023 vest over a seven-year period commencing on the first anniversary of the date granted. Restricted stock awards granted in 2024 vest over a six-year period commencing on the first anniversary of the date granted.

(2)	Stock options expire, if unexercised, 10 years after the grant date.
(3)	Amounts shown for represent the number of stock awards that would vest if performance goals are achieved at target. 2023 performance grants were forfeited on January 1, 2024.
(4)	Amounts shown are based on the fair market value of Blue Foundry Bancorp common stock on December 31, 2024 of $9.81.

44	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 1: Election of Directors

DIRECTORS’ COMPENSATION

ANNUAL BOARD RETAINER

Currently, each person who serves as a director of Blue Foundry Bancorp also serves as a director of Blue Foundry Bank.

Directors currently receive a base annual retainer of $51,000. The Chairman of the Board receives an additional annual retainer of $15,000. These retainers are for service on both the Bancorp and Bank Boards pursuant to an expense allocation agreement.

BOARD COMMITTEE AND COMMITTEE CHAIR RETAINERS

Committee compensation is detailed below:

	Audit	Nomination and Corporate Governance	Compensation	Enterprise Risk

Committee Member	$10,500	$6,000	$7,000	$6,000

Committee Chair	20,000	11,500	12,000	13,500

DIRECTOR EQUITY AWARDS

At the 2022 annual meeting, shareholders approved the 2022 Equity Plan, which specifically provided for a grant, to each non-employee director at the time, of 42,783 shares of restricted stock and 106,959 options which were awarded in 2022.

During 2024, grants of 19,255 restricted stock awards and 48,133 option awards were made to each director, Ms. Jobes and Mr. Kuntz. The awards vest ratably over five years.

DIRECTOR RETIREMENT PLANS

Director Retirement Plan. As a mutual institution, in 2007 Blue Foundry Bank entered into a Restated Director Retirement Plan with each of directors Ely and Grimbilas. In June 2022 Blue Foundry Bank and Messrs. Ely and Grimbilas amended and froze the plans so that there will be no further benefit accruals. As amended, at the later of the director’s separation of service as a director or attaining age 70, Messrs. Ely and Grimbilas (having satisfied the ten years of service requirement under the plans) will receive a monthly benefit equal to $3,643.84 and $4,038.67, respectively, which was the value of the accrued benefit under the plans as of the date that the plans were frozen. The benefit will be paid for the greater of the director’s life or five years, provided, however, that if the director dies within five years of terminating service with the board of directors, his beneficiary will continue to receive the monthly payments until the end of the five-year period. Each director will be entitled to the same benefit if he terminates service on account of becoming disabled if he has completed ten years of continuous service.

Director Retirement Plan II. As a mutual institution, in 2018 Blue Foundry Bank also established the Boiling Springs Savings Bank Director Retirement Plan II (the “Director Retirement Plan”) for eligible directors (i.e., a “participant”) who are not covered under the Director Emeritus Plan. All current directors, other than directors Ely, Grimbilas, Jobes, Lang and Kuntz participate in the Director Retirement Plan. In June 2022, Blue Foundry Bank amended and froze the plan so that there will be no further benefit accruals under the plan and to provide that no new directors will participate. Under the Director Retirement Plan, as amended, a participant who terminates service after completing ten consecutive years of service will receive an annual benefit based on the value of the accrued benefit under the plan as of the date the plan was frozen. The annual benefit amounts range from $942 to $17,767. The benefits will be paid in substantially monthly installments, for ten years. Following a participant’s separation from service, Blue Foundry Bank will begin making the payments to the participant on the first business day of the month following the later of (i) the day the participant attains age 70 or (ii) the date of the participant’s separation from service. Each participant is entitled to the same level of benefit upon death or disability or upon a termination of service within 24 months following a change in control of Blue Foundry Bank; provided that the benefits paid upon the death of the participant while in service and in connection with a change in control will be paid in a lump sum. Benefits paid upon the participant’s death or disability will be paid the first day of the month following the later of (i) the day the participant attains age 70 or (ii) the date that is ten years from the date the participant first became a member of the board of directors. The change in control benefit is paid within 30 days of the participant’s termination from service following a change in control.

Blue Foundry Bancorp | 2025 Proxy Statement	45

Proposal 1: Election of Directors

DIRECTOR COMPENSATION TABLE

The total 2024 compensation of our non-employee directors is shown in the following table.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total

J. Christopher Ely	$78,000	$—	$—	$—	$78,000

Robert T. Goldstein	69,000	—	—	—	69,000

Kenneth Grimbilas	95,500	—	—	1,638	97,138

Elizabeth Varki Jobes	67,500	191,587	176,648	—	435,735

Patrick H. Kinzler	75,000	—	—	—	75,000

John F. Kuntz	30,625	191,587	183,387	—	405,599

Mirella Lang	74,500	—	—	—	74,500

Jonathan M. Shaw	74,500	—	—	—	74,500

(1)	Messrs. Ely, Goldstein, Grimbilas, Kinzler and Shaw and Ms. Lang each has unvested stock awards of 25,669; Ms. Jobes and Mr. Kuntz each had unvested stock awards of 19,255 as of December 31, 2024.
(2)

Messrs. Ely, Goldstein, Grimbilas, Kinzler and Goldstein and Ms. Lang each has unexercised stock option awards of 106,959 and Ms. Jobes and Mr. Kuntz each has unexercised stock option awards of 48,133 as of December 31, 2024.

(3)	Represents payments of medical premiums on behalf of Mr. Grimbilas.

46	Blue Foundry Bancorp | 2025 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm

Blue Foundry Bancorp’s independent registered public accounting firm for the year ended December 31, 2024 was KPMG LLP, (“KPMG”). The Audit Committee has re-appointed KPMG to continue as the independent registered public accounting firm for Blue Foundry Bancorp for the year ending December 31, 2025. At the annual meeting, shareholders will consider and vote on the ratification of the Audit Committee’s engagement of KPMG for the year ending December 31, 2025. A representative of KPMG is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

The Board of Directors is submitting the appointment of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. Even if the engagement of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Blue Foundry Bancorp and its shareholders.

During the Company’s fiscal years 2024 and 2023 (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

Set forth below is certain information concerning aggregate fees for professional services rendered by KPMG during fiscal years 2024 and 2023, respectively.

Audit Fees. The aggregate fees billed to the Company for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s annual report on Form 10-K and services that are normally provided in connection with statutory and regulatory filings and engagements were $835,000 and $940,000 during fiscal years 2024 and 2023, respectively.

Audit Related Fees. There were $1,780 aggregate fees billed to the Company by KPMG during the fiscal years 2024 and 2023 respectively for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements services.

Tax Fees. The were no aggregate fees billed to the Company by KPMG for professional services rendered for tax compliance during the fiscal years 2024 and 2023, respectively.

Other Fees. There were no aggregate fees billed to the Company by KPMG for other professional services rendered during fiscal years 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Blue Foundry Bancorp | 2025 Proxy Statement	47

Shareholder Proposal

We have been advised that a shareholder who owns of 18,512 shares of the Company’s common stock, intends to present the following non-binding proposal at the Annual Meeting. If the proposal is properly presented by the proponent, or by a representative who is qualified under state law, and the proponent or such representative participates in our Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon.

The text of the Shareholder Proposal and supporting statement appear verbatim as received from the proponent. All statements contained in the Shareholder Proposal and supporting statement are the sole responsibility of the proponent. To the extent that the Shareholder Proposal may contain assertions about our company or other matters that we believe are incorrect, we have not attempted to refute or correct any such assertions. The response from our board of directors and the recommendation on the proposal are set forth immediately following the proposal.

The name and address of the proponent will be furnished upon receipt by the Corporate Secretary of an oral or written request for that information.

Stockholder Proposal recommending sale or merger of the Company

RESOLVED that the Stockholders of Blue Foundry Bancorp (“BLFY”) strongly recommend that the Board of Directors take all necessary steps to merge, or sell, BLFY on terms that will maximize stockholder value.

BLFY’s response to my last year’s Stockholder Proposal to sell or merge the Bank stated that the Proposal was “payback” for BLFY’s refusal to appoint my friend to the Board. The present Proposal is not based on “payback” but rather based on the poor performance of BLFY.

My name is Lawrence Seidman (lseidman@seidman-associates.com); I own 18,512 shares and manage an additional 171,021 shares in private funds.

BLFY went public on July 15, 2021. From the calendar year December 31, 2020 to December 31, 2023 BLFY lost approximately $72,849,000. For the three months ended Marh 31, 2024, BLFY lost $2,839,000 ($0.13 per share), for the second quarter of 2024, BLFY lost $2,344,000 ($0.11 per share), and for the third quarter 2024, BLFY lost $4,041,000 ($0.19 per share). BLFY has lost money in 14 of the last 18 quarters and is currently on their seventh quarter in a row of negative earnings.

BLFY continues to be one of the worst-performing publicly-traded financial institutions with between $1 and $3 billion in assets as reported by S&P Global. This poor performance did not stop the Compensation Committee, and the Board, from rewarding Mr. Nesci (BLFY’s President and Chief Executive Officer) with $3,669,376 and $3,695,630 of total compensation in calendar years 2022 and 2023 respectively. In addition, BLFY’s poor financial performance did not stop the Directors in the calendar year 2022 from awarding themselves approximately $975,000 in compensation (including stock awards worth $493,716 and option awards worth $406,444). It is clear that the Directors and Mr. Nesci are doing very well financially while the Stockholders’ suffer.

BLFY’s stock price compares poorly to the KRE bank index for calendar year 2024. The KRE bank index has increased approximately 27.02% (as of November 12, 2024) while the BLFY stock price has increased 14.37% in that same time period.

BLFY is a liability-sensitive bank, therefore, the Federal Reserve’s 50 basis point interest rate reduction should have been beneficial to BLFY. However, BLFY’s net interest margin decreased 14 basis points from the prior quarter to an abysmal 1.82% in the third quarter of 2024. Net interest income declined to $9.1 million in the third quarter 2024 from $9.6 million in the second quarter 2024. Non-interest income decreased $149,000 and non-interest expense increased $52,000.

48	Blue Foundry Bancorp | 2025 Proxy Statement

Proposal 3: Shareholder Proposal

BLFY has not provided any information on the progress of the “nationally recognized Investment Banking Firm” they represented was hired, nor named which Firm was hired.

A sale, or merger, of BLFY is the only way to serve the interests of all the Stockholders. Please vote for this Proposal to sell or merge the Bank.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

This proposal is unnecessary, and we do not believe that it is in the best interest of shareholders. As we have publicly disclosed, your Board of Directors has engaged a nationally recognized investment banking firm to provide advice and assistance in connection with assessing a possible merger and acquisition transaction as a means of delivering value to our shareholders. But a directive to “just sell the bank” will not maximize value for shareholders.

FOR THE ABOVE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Blue Foundry Bancorp | 2025 Proxy Statement	49

Proposals and Nominations

Bylaw Provisions Regarding Shareholder Proposals and Nominations. The Company’s Bylaws generally provide that any shareholder desiring to make a proposal for new business at a meeting of shareholders or to nominate one or more candidates for election as directors at a meeting of shareholders must have given timely notice thereof in writing to the Secretary of the Company. The Secretary must receive such written notice no less than 120 days prior to the anniversary date of the Company’s proxy materials for the prior year’s annual meeting. Based on the April 10, 2025 date of this Proxy Statement, the notice with respect to the 2026 annual meeting of shareholders will be required to be provided to the Company by December 11, 2025.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interests in such business of such shareholder and any beneficial owner; (ii) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; and (iv) a representation as to whether such shareholder intends to deliver a proxy statement and form of proxy to shareholders who in the aggregate own enough shares to legally carry the proposal.

The notice with respect to director nominations must include: (a) as to each person whom the shareholder proposes to nominate for election as a director, such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation and a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; and (iii) a representation as to whether such shareholder intends to deliver a proxy statement and form of proxy to shareholders who in the aggregate own a sufficient number of shares to elect such nominee.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Requirement for Shareholder Proposal to be Included in 2026 Proxy Statement. Generally, in order to be eligible for inclusion in the proxy materials for an annual meeting of shareholders, any shareholder proposal submitted pursuant to SEC Rule 14a-8 must be received at Blue Foundry Bancorp’s executive office, 19 Park Avenue, Rutherford, New Jersey 07070, no later than 120 days prior to the anniversary date of the Company’s proxy materials relating to the prior year’s annual meeting. Any proposals of shareholders intended to be submitted at the 2026 Annual Meeting of Shareholders under SEC Rule 14a-8 must be no later than December 11, 2025 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Shareholder Solicitation of Proxies in Support of Nominees Other Than Company Nominees. A shareholder intending to engage in a director election contest at next year’s annual meeting must give the Company notice of their intent to solicit proxies by providing the names of its nominees and certain other information 60 days before the anniversary of the prior year’s annual meeting. This deadline is March 16, 2026. Notice should be provided to our executive office, 19 Park Avenue, Rutherford, New Jersey 07070. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

50	Blue Foundry Bancorp | 2025 Proxy Statement

Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the applicable party with the SEC in connection with the annual meeting at the SEC’s website (http://www.sec.gov).

Blue Foundry Bancorp | 2025 Proxy Statement	51

Miscellaneous

A copy of Blue Foundry Bancorp’s annual report on Form 10-K for the year ended December 31, 2024 will be furnished without charge to shareholders as of the record date upon written request to the Corporate Secretary, 19 Park Avenue, Rutherford, New Jersey 07070 (regular mail or overnight delivery) or by calling (201) 939-5000.

52	Blue Foundry Bancorp | 2025 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials

Blue Foundry Bancorp’s Proxy Statement, including the Notice of the Annual Meeting of Shareholders, and the 2024 Annual Report on Form 10-K are each available on the Internet at www.virtualshareholdermeeting.com/BLFY2025.

By Order of the Board of Directors

Elyse D. Beidner

Corporate Secretary

Rutherford, New Jersey

April 10, 2025

Blue Foundry Bancorp | 2025 Proxy Statement	53

Board of Directors James D. Nesci PRESIDENT & CHIEF EXECUTIVE OFFICER Kenneth Grimbilas CHAIRMAN J. Christopher Ely VICE CHAIRMAN Robert T. Goldstein Elizabeth V. Jobes Patrick H. Kinzler Mirella Lang John F. Kuntz Jonathan M. Shaw Executive Management James D. Nesci PRESIDENT & CHIEF EXECUTIVE OFFICER Kelly Pecoraro EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER Elyse D. Beidner EXECUTIVE VICE PRESIDENT & CHIEF LEGAL OFFICER Alex Malkiman EXECUTIVE VICE PRESIDENT & CHIEF TECHNOLOGY OFFICER Thomas Packwood SENIOR VICE PRESIDENT & CHIEF AUDIT EXECUTIVE Acela Roselle EXECUTIVE VICE PRESIDENT & HUMAN RESOURCES DIRECTOR Keith Owes EXECUTIVE VICE PRESIDENT & CHIEF RISK OFFICER Investor Contacts Transfer Agent Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004-1561 212-509-4000 cstmail@continentalstock.com Corporate Counsel Luse Gorman, PC 5335 Wisconsin Avenue, NW Suite 780 Washington, DC 20015 Investor Relations Elyse Beidner, Investor Relations MSC 269744 PO Box 105168 Atlanta, GA 30348-5168 888-931-BLUE Investor Relations@bluefoundrybank.com

Blue Foundry Bancorp

ir.bluefoundrybank.com

888-931-BLUE

SCAN TO VIEW MATERIALS & VOTE BLUE FOUNDRY BANCORP 7 SYLVAN WAY, SUITE 200 VOTE BY INTERNET PARSIPPANY, NJ 07054 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 14, 2025 for shares held directly and by 11:59 p.m. ET on May 8, 2025 for shares held in ESOP and 401K. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BLFY2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 14, 2025 for shares held directly and by 11:59 p.m. ET on May 8, 2025 for shares held in ESOP and 401K. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V66720-P30204 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLUE FOUNDRY BANCORP The Board of Directors recommends you vote FOR the following proposal: 1. Election of four directors each to serve for a term of two years Nominees: For Withhold 1a. Elizabeth V. Jobes 1b. Patrick H. Kinzler 1c. Mirella Lang 1d. James D. Nesci The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 3. Shareholder Non-Binding Proposal Recommending Sale or Merger of the Company, if Properly Presented. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. V66721-P30204 BLUE FOUNDRY BANCORP ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2025 10:00 A.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints J. Christopher Ely, Robert T. Goldstein, Kenneth Grimbilas, Jonathan Shaw, and John Kuntz (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Blue Foundry Bancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If you hold shares in any ESOP or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by May 8, 2025 at 11:59 p.m. Eastern Time, or if no choice is specified, will be voted by an independent fiduciary. Continued and to be signed on reverse side